SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Darden Restaurants, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

August 18, 2004

Dear Shareholders:

On behalf of your Board of Directors, it is my pleasure to invite you to attend the 2004 Annual Meeting of Shareholders of Darden Restaurants, Inc. The meeting will be held on Wednesday, September 29, 2004, at 10:00 a.m., Eastern Daylight Savings Time, at the Gaylord Palms Orlando Resort Hotel, 6000 W. Osceola Parkway, Kissimmee, Florida 34746. All holders of our outstanding common shares as of the close of business on July 26, 2004, are entitled to vote at the meeting.

At this year’s meeting, you will be asked to: (1) elect a full Board of 12 directors; (2) approve our amended and restated Employee Stock Purchase Plan; and (3) ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 29, 2005. The enclosed notice of meeting and proxy statement contain details about the business to be conducted at the meeting. Please read these documents carefully. We will set aside time at the meeting for discussion of each item of business, and we will provide you with the opportunity to ask questions. If you will need special assistance at the meeting because of a disability, please contact Paula J. Shives, Corporate Secretary, Darden Restaurants, Inc., 5900 Lake Ellenor Drive, Orlando, Florida 32809, phone (407) 245-6565.

It is important that your shares be represented at the meeting, whether or not you plan to attend in person. We urge you to promptly mark, sign, date and return the enclosed proxy card, or vote by Internet or telephone using the instructions on the proxy card. The proxy statement provides further information about the meeting and your voting options.

Your vote is important. Thank you for your support.

Sincerely,

Joe R. Lee

Chairman of the Board of Directors and

Chief Executive Officer

DARDEN RESTAURANTS, INC.

5900 Lake Ellenor Drive

Orlando, Florida 32809

NOTICE OF

2004 ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE OF MEETING:	10:00 a.m., Eastern Daylight Savings Time, on Wednesday, September 29, 2004

PLACE:	Gaylord Palms Orlando Resort Hotel 6000 W. Osceola Parkway Kissimmee, Florida 34746

ITEMS OF BUSINESS:

•      To elect the full Board of 12 directors to serve until the next annual meeting of shareholders;

•      To approve our amended and restated Employee Stock Purchase Plan;

•      To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 29, 2005; and

•      To transact such other business, if any, as may properly come before the meeting and any adjournment.

WHO CAN VOTE / RECORD DATE:	You can vote at the meeting and any adjournment if you were a holder of record of our common stock at the close of business on July 26, 2004.

ANNUAL REPORT:	A copy of our 2004 Annual Report is enclosed.

DATE OF MAILING:	This notice and the proxy statement are first being mailed to shareholders on or about August 18, 2004.

By Order of the Board of Directors

/s/ PAULA J. SHIVES
Paula J. Shives Senior Vice President, General Counsel and Secretary

August 18, 2004

DARDEN RESTAURANTS, INC.

5900 Lake Ellenor Drive

Orlando, FL 32809

PROXY STATEMENT

For Annual Meeting of Shareholders to be held on

September 29, 2004

ABOUT THE MEETING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 2004 Annual Meeting of Shareholders. This proxy statement summarizes information concerning the matters to be presented at the meeting and related information that will help you make an informed vote at the meeting. This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about August 18, 2004.

WHEN IS THE ANNUAL MEETING?

The annual meeting will be held on Wednesday, September 29, 2004, at 10:00 a.m., EDST, at the Gaylord Palms Orlando Resort Hotel, 6000 W. Osceola Parkway, Kissimmee, Florida 34746.

WHAT AM I VOTING ON?

At the annual meeting, you will be voting:

•	To elect the full Board of 12 directors to serve until the next annual meeting of shareholders;

•	To approve our amended and restated Employee Stock Purchase Plan;

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 29, 2005; and

•	To consider such other business, if any, as may properly come before the meeting and any adjournment.

HOW DO YOU RECOMMEND THAT I VOTE ON THESE ITEMS?

The Board of Directors recommends that you vote FOR each of the nominees to the Board, FOR approval of our amended and restated Employee Stock Purchase Plan, and FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2005.

WHO IS ENTITLED TO VOTE?

You may vote if you owned our common shares as of the close of business on Monday, July 26, 2004, the record date for the annual meeting.

HOW MANY VOTES DO I HAVE?

You are entitled to one vote for each common share you own. As of the close of business on July 26, 2004, we had 157,795,459 common shares outstanding. The shares held in our treasury are not considered outstanding and will not be voted or considered present at the meeting. There is no cumulative voting.

HOW DO I VOTE BY PROXY BEFORE THE MEETING?

Before the meeting, you may vote your shares in one of the following three ways:

•	By Internet, which we encourage you to do if you have Internet access, at the address shown on your proxy card;

•	By telephone at the number shown on your proxy card; or

•	By mail by completing, signing, dating and returning the enclosed proxy card.

Please use only one of the three ways to vote.

ABOUT THE MEETING

Please follow the directions on your proxy card carefully. If you hold shares in the name of a broker, your ability to vote those shares by telephone or Internet depends on the voting procedures used by your broker, as explained below under the question “How Do I Vote If My Broker Holds My Shares In ‘Street Name’?” The Florida Business Corporation Act provides that a shareholder may appoint a proxy by electronic transmission, so we believe that the telephone and Internet voting procedures available to shareholders are valid and consistent with the requirements of applicable law.

MAY I VOTE MY SHARES IN PERSON AT THE MEETING?

Yes. You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by Internet or telephone. Whether or not you plan to attend the meeting, however, we encourage you to vote your shares by proxy before the meeting.

MAY I CHANGE MY MIND AFTER I VOTE?

Yes. You may change your vote or revoke your proxy at any time before the polls close at the meeting. You may change your vote by:

•	Signing another proxy card with a later date and returning it to us prior to the meeting;

•	Voting again by telephone or Internet prior to the meeting; or

•	Voting again at the meeting.

You also may revoke your proxy prior to the meeting without submitting any new vote by sending a written notice that you are withdrawing your vote to our Corporate Secretary at our address listed above.

WHAT SHARES ARE INCLUDED ON MY PROXY CARD?

Your proxy card includes shares held in your own name and shares held in any Darden plan, including the Darden Direct Advantage Investment Program and Employee Stock Purchase Plan. You may vote these shares by Internet, telephone or mail, all as described on the enclosed proxy card.

HOW DO I VOTE IF I PARTICIPATE IN THE DARDEN SAVINGS PLAN?

If you hold shares in the Darden Savings Plan, which includes shares held in the Darden Stock Fund in the 401(k) plan, the Employee Stock Ownership Plan and after-tax accounts, these shares have been added to your other holdings on your proxy card. Your completed proxy card serves as voting instructions to the trustee of the Savings Plan. You may direct the trustee how to vote your Savings Plan shares by submitting your proxy vote for those shares, along with the rest of your shares, by Internet, telephone or mail, as described on the enclosed proxy card. If you do not instruct the trustee how to vote, your Savings Plan shares will be voted by the trustee in the same proportion that it votes shares in other Savings Plan accounts for which it did receive timely voting instructions.

HOW DO I VOTE IF MY BROKER HOLDS MY SHARES IN “STREET NAME”?

If your shares are held in a brokerage account in the name of your bank or broker (this is called “street name”), those shares are not included in the total number of shares listed as owned by you on the enclosed proxy card. Instead, your bank or broker will send you directions how to vote those shares. Many (but not all) brokerage firms and banks participate in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options.

WILL MY SHARES HELD IN STREET NAME BE VOTED IF I DO NOT PROVIDE MY PROXY?

If your shares are held in the name of a brokerage firm, your shares might be voted even if you do not provide the brokerage firm with voting instructions. Under the rules of the New York Stock Exchange, on certain “routine”

ABOUT THE MEETING

matters, brokerage firms have the discretionary authority to vote shares for which their customers do not provide voting instructions. The election of directors and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm are considered routine matters for this purpose, assuming that no contest arises as to any of these matters. The proposal to approve the amended and restated Employee Stock Purchase Plan, however, is not considered routine, so your broker will not have the discretionary authority to vote your shares on that proposal.

WHAT IF I RETURN MY PROXY CARD OR VOTE BY INTERNET OR PHONE BUT DO NOT SPECIFY HOW I WANT TO VOTE?

If you sign and return your proxy card or complete the Internet or telephone voting procedures but do not specify how you want to vote your shares, we will vote them:

•	FOR the election of each of the director nominees;

•	FOR approval of our amended and restated Employee Stock Purchase Plan; and

•	FOR approval of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 29, 2005.

If you participate in the Darden Savings Plan and do not submit timely voting instructions, the trustee of the plan will vote the shares in your plan account in the same proportion that it votes shares in other Savings Plan accounts for which it did receive timely voting instructions, as explained above under the question “How Do I Vote If I Participate In The Darden Savings Plan?”

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

If you received more than one proxy card, you have multiple accounts with your brokers or our transfer agent. Please vote all of these shares. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. You may contact our transfer agent, Wachovia Bank, National Association, at 1-800-829-8432.

WHO MAY ATTEND THE MEETING?

The annual meeting is open to all holders of our common shares. To attend the meeting, you will need to register upon arrival. We also may check for your name on our shareholders’ list and ask you to produce valid identification. If your shares are held in street name by your broker or bank, you should bring your most recent brokerage account statement or other evidence of your share ownership. If we cannot verify that you own Darden shares, it is possible that you may not be admitted to the meeting.

MAY SHAREHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. Our representatives will answer your questions of general interest at the end of the meeting. In order to give a greater number of shareholders an opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

In order for us to conduct our meeting, a majority of our outstanding common shares as of July 26, 2004, must be present in person or by proxy at the meeting. This is called a quorum. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. Abstentions and “broker non-votes” (as explained below under the question “What Is A ‘Broker Non-Vote’?”) also will be counted for purposes of establishing a quorum.

ABOUT THE MEETING

HOW MANY VOTES ARE NEEDED TO ELECT DIRECTORS?

The 12 nominees receiving the highest number of “FOR” votes will be elected as directors. This number is called a plurality. Consequently, failing to vote, or voting your proxy to withhold authority for all or some of the nominees, will have no impact on the election of directors.

HOW MANY VOTES ARE NEEDED TO APPROVE THE AMENDED AND RE-STATED EMPLOYEE STOCK PURCHASE PLAN?

Under Florida law, this proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal at the meeting. If you submit a properly executed proxy card or use the Internet or telephone to indicate “ABSTAIN” with respect to this proposal, your vote will not be counted as cast. Accordingly, abstentions will have no legal effect on whether this matter is approved.

HOW MANY VOTES ARE NEEDED TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

Shareholder approval for the appointment of our independent registered public accounting firm is not required, but the Board is submitting the selection of KPMG LLP for ratification in order to obtain the views of our shareholders. Under Florida law, this proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal at the meeting, including those voted by proxy card, phone and Internet. If you submit a properly executed proxy card or use the Internet or telephone to indicate “ABSTAIN” with respect to this proposal, your vote will not be counted as cast. Accordingly, abstentions will have no legal effect on whether this matter is approved. If the appointment of KPMG LLP is not ratified, the Audit Committee will reconsider its selection.

WHAT IS A “BROKER NON-VOTE”?

If you own shares through a broker in street name, you may instruct your broker how to vote your shares. A “broker non-vote” occurs when you fail to provide your broker with voting instructions and the broker does not have the discretionary authority to vote your shares on a particular proposal because the proposal is not a routine matter under the New York Stock Exchange rules. The election of directors and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm are each considered routine matters under the applicable rules. The proposal to approve our amended and restated Employee Stock Purchase Plan, however, is not considered routine, so your broker will not have discretionary authority to vote your shares on that proposal. A broker non-vote will have no effect on that proposal, however, because approval of the amended and restated Employee Stock Purchase Plan is based on the actual number of votes cast, and a broker non-vote will not be counted as a vote cast under the New York Stock Exchange rules.

HOW WILL VOTING ON “ANY OTHER BUSINESS” BE CONDUCTED?

We have not received proper notice of, and are not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted on those matters in accordance with the discretion of the proxy holders.

WHO PAYS FOR THE SOLICITATION OF PROXIES?

Our Board of Directors is making this solicitation of proxies on our behalf. We will pay the costs of the solicitation, including the costs for preparing, printing and mailing this proxy statement. We have hired Georgeson

ABOUT THE MEETING

Shareholder Communications, Inc. to assist us in soliciting proxies. It may do so by telephone, in person or by other electronic communications. We anticipate paying Georgeson a fee of $8,500, plus expenses, for these services. We also will reimburse brokers, nominees and fiduciaries for their costs in sending proxies and proxy materials to our shareholders so you can vote your shares. Our directors, officers and regular employees may supplement Georgeson’s proxy solicitation efforts by contacting you by telephone or electronic communication or in person. We will not pay directors, officers or other regular employees any additional compensation for their proxy solicitation efforts.

HOW CAN I FIND THE VOTING RESULTS OF THE MEETING?

We expect to provide a general summary of the voting results shortly after the meeting in a press release and in a posting on our website at www.darden.com. We also will include the voting results in our Form 10-Q for the quarter ended November 28, 2004, which we expect to file with the Securities and Exchange Commission (“SEC”) in January 2005.

HOW DO I SUBMIT A SHAREHOLDER PROPOSAL FOR NEXT YEAR’S ANNUAL MEETING?

If you wish to submit a proposal to be included in our proxy statement for our 2005 Annual Meeting of Shareholders, we must receive it at our principal office on or before April 20, 2005. Please address your proposal to: Corporate Secretary, Darden Restaurants, Inc., 5900 Lake Ellenor Drive, Orlando, Florida 32809.

We will not be required to include in our proxy statement a shareholder proposal that is received after that date or that otherwise does not meet the requirements for shareholder proposals established by the SEC or set forth in our bylaws. If you would like to review our bylaws, our Corporate Secretary will send you a copy without charge on request. A copy of our bylaws also is available on our website.

MAY SHAREHOLDERS NOMINATE DIRECTORS OR SUBMIT OTHER BUSINESS FOR NEXT YEAR’S ANNUAL MEETING?

Yes. If you would like to nominate a director or bring other business before the 2005 Annual Meeting, under our current bylaws (which are subject to amendment at any time), you must:

•	Notify our Corporate Secretary in writing on or before June 1, 2005; and

•	Include in your notice the specific information required by our bylaws.

The address for contacting our Corporate Secretary is provided in the answer to the preceding question. If you would like to review our bylaws, our Corporate Secretary will send you a copy without charge on request. A copy of our bylaws also is available on our website.

If you are nominating a director, you also should comply with the procedures provided in our Director Nomination Protocol that is posted on our website as Appendix A to our Nominating and Governance Committee charter and discussed in further detail on page 19 under the question “Do You Have A Process For Identifying And Evaluating Director Nominees?” Our bylaws require you to provide all information concerning a director candidate that is required to be disclosed in proxy solicitations for elections of directors. The Director Nomination Protocol further asks you to provide such additional information as will allow the Nominating and Governance Committee to evaluate the candidate in light of the key principles outlined in the Protocol. This includes information concerning the candidate’s commitment to our core values (integrity and fairness, respect and caring, diversity, always learning - always teaching, being of service, teamwork and excellence), personal and professional ethics, business experience and independence.

ABOUT THE MEETING

ARE YOU “HOUSEHOLDING” FOR SHAREHOLDERS SHARING THE SAME ADDRESS?

Yes. The SEC’s rules regarding the delivery to shareholders of proxy statements, annual reports, prospectuses and information statements permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is referred to as “householding,” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we are delivering only one proxy statement and 2004 Annual Report to multiple shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. We will still be required, however, to send you and each other Darden shareholder at your address an individual proxy voting card. If you would like to receive more than one copy of this proxy statement and our 2004 Annual Report, we will promptly send you additional copies upon written or oral request directed to our transfer agent, Wachovia Bank, National Association at 1-800-829-8432, or to our Corporate Secretary at Darden Restaurants, Inc., 5900 Lake Ellenor Drive, Orlando, Florida 32809. The same phone number and address may be used to notify us that you wish to receive a separate annual report or proxy statement in the future, or to request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies.

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(Item 1 on Proxy Card)

HOW MANY PEOPLE ARE ON THE BOARD OF DIRECTORS AND HOW OFTEN ARE THEY ELECTED?

Our Board currently has ten members. Each director stands for election every year.

ARE ALL OF OUR DIRECTORS STANDING FOR RE-ELECTION?

Yes. All of our current directors are standing for reelection. In addition, our Board has nominated Clarence Otis, Jr. and Andrew H. Madsen to serve as directors, and has increased the size of the Board to 12 effective at the time of the 2004 Annual Meeting of Shareholders. Proxies for this annual meeting cannot be voted for more than 12 directors. In the future, the Board may increase the size of the Board and appoint or nominate for election new directors.

WHO ARE THIS YEAR’S NOMINEES?

The following directors are standing for election this year to hold office until the 2005 Annual Meeting of Shareholders and until their successors are elected. All of the nominees were nominated by our Nominating and Governance Committee, and all except Messrs. Otis and Madsen have previously served on the Board.

LEONARD L. BERRY, 61, Director since 2001

•	Distinguished Professor of Marketing and M.B. Zale Chair in Retailing and Marketing Leadership, Mays Business School, Texas A&M University, since 1982, and Professor of Humanities in Medicine, College of Medicine, Texas A&M University, since 2004.

•	Member of the Board of Directors of:

•	Genesco Inc.

•	Lowe’s Companies, Inc.

ODIE C. DONALD, 54, Director since 1998

•	President of Odie Donald Investment Enterprises, LLC, a private investment firm, since August 2003.

•	Consultant to (from July 2001 through December 2002) and former President of (from April 2000 to July 2001) DIRECTV, Inc., a direct broadcast satellite television service and a unit of Hughes Electronics Corporation.

•	Chief Executive Officer of Cable & Wire- less Plc, a communications company serving the Caribbean and Atlantic Islands, from 1999 to 2000.

•	Retired after a 25-year career with BellSouth Corporation, where he held various positions, including:

•	Group President – Customer Operations for BellSouth Telecommunications, Inc., a provider of tariffed wireline tele-communications services and a wholly owned subsidiary of BellSouth Corporation, from 1998 to 1999.

•	President of BellSouth Mobility, a cellular communications company, from 1992 to 1998.

DAVID H. HUGHES, 60, Director since 2001

•	Chairman from 1986 to date and Chief Executive Officer from 1986 through May 2003 of Hughes Supply, Inc., a diversified wholesale distributor of construction and industrial materials, equipment and supplies.

•	Member of the Board of Directors of:

•	Hughes Supply, Inc.

•	SunTrust Banks, Inc.

•	Brown & Brown, Inc.

JOE R. LEE, 63, Director since 1995

•	Our Chief Executive Officer since December 1994 and Chairman of our Board since April 1995. Mr. Lee will retire as our Chief Executive Officer effective November 29, 2004. He will continue as Chairman of our Board, assuming his reelection as a director by the shareholders at the annual meeting and his reelection as Chairman by the Board at that time.

•	Joined Red Lobster® in 1967 as a member of its opening management team and became its President in 1975.

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(Item 1 on Proxy Card)

•	From 1970 to 1995, held various positions with General Mills, Inc., a manufacturer and marketer of consumer food products and our former parent company, including Vice Chairman, with responsibility for various consumer foods businesses and corporate staff functions, Chief Financial Officer and Executive Vice President, Finance and International Restaurants.

•	Member of the Board of Directors of:

•	Tupperware Corporation

SENATOR CONNIE MACK, III, 63, Director since March 2001

•	Senior Policy Advisor for Shaw, Pittman, Potts & Trowbridge, a Washington, D.C. law firm, since February 2001.

•	United States Senator (R-Florida) from 1988 to 2000.

•	United States Congressman (R-Florida) from 1982 to 1988.

•	Member of the Board of Directors of:

•	EXACT Sciences Corporation

•	Genzyme Corporation

•	LNR Property Corporation

•	Moody’s Corporation

ANDREW H. (DREW) MADSEN, 48

•	Will become our President and Chief Operating Officer effective November 29, 2004.

•	Senior Vice President and President of Olive Garden® since April 2002.

•	Joined us in December 1998 as Executive Vice President of Marketing for Olive Garden.

•	President of International Master Publishers, Inc., a developer and marketer of consumer information products, from 1997 until December 1998.

•	Held various positions including Vice President and General Manager for the Dixie consumer products division of James River, now part of Georgia-Pacific Corporation, a diversified paper and building products manufacturer, from 1993 until 1997.

•	Held progressively more responsible positions in consumer products marketing, including Vice President of Marketing, at General Mills, Inc., a manufacturer and marketer of consumer food products and our former parent company, from 1980 to 1992.

CLARENCE OTIS, JR., 48

•	Will become our Chief Executive Officer effective November 29, 2004.

•	Executive Vice President since March 2002 and President of Smokey Bones Barbeque & GrillSM since December 2002.

•	Senior Vice President from December 1999 until April 2002, and Chief Financial Officer from December 1999 until December 2002.

•	Joined us in 1995 as Vice President and Treasurer, and served as Senior Vice President, Investor Relations from July 1997 to August 1998, and as Senior Vice President, Finance and Treasurer from August 1998 until December 1999.

•	Managing Director and Manager of Public Finance, Chemical Securities, Inc. (now J.P. Morgan Securities, Inc.), an investment banking firm, from 1991 to 1995.

•	Member of the Board of Directors of:

•	St. Paul Travelers Companies, Inc.

•	VF Corp.

MICHAEL D. ROSE, 62, Director since 1995

•	Chairman of Gaylord Entertainment Com-pany, a diversified entertainment company, since April 2001.

•	Private investor and Chairman of Midaro Investments, Inc., a privately held investment firm, from 1998 to present.

•	Chairman of the Board of Promus Hotel Corporation, a franchiser and operator of hotel brands, from 1995 to 1997.

•	Chairman of the Board of Harrah’s Entertainment, Inc., a casino operator, from 1995 to 1996.

•	Chairman from 1990 to 1995 and Chief Executive Officer from 1990 to 1994 of The Promus Companies, Incorporated, a hotel operator.

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(Item 1 on Proxy Card)

•	Member of the Board of Directors of:

•	Felcor Lodging Trust, Inc.

•	First Horizon National Corp.

•	Gaylord Entertainment Company

•	General Mills, Inc.

•	SteinMart, Inc.

MARIA A. SASTRE, 49, Director since 1998

•	Vice President, Total Guest Satisfaction Services for Royal Caribbean International, a unit of Royal Caribbean Cruises, Ltd., a global cruise line company, since 2000.

•	Vice President for Latin America and Miami from 1995 to 1999 and Director of International Sales and Marketing for Asia, Europe and Latin America from 1994 to 1995 for United Air Lines, Inc., a commercial air transportation company.

•	Member of the Board of Directors of:

•	Laidlaw International, Inc.

JACK A. SMITH, 69, Director since 1995

•	Retired; Chairman from 1994 until 1999 and Chief Executive Officer from 1987 to 1998 of The Sports Authority, Inc., a national sporting goods chain, which he founded in 1987.

•	Prior to founding The Sports Authority, held various executive management positions with major national retailers, including Herman’s Sporting Goods (Chief Operating Officer), Sears, Roebuck and Co. and Montgomery Ward & Co.

•	Member of the Board of Directors of:

•	Compex Technologies

BLAINE SWEATT, III, 56, Director since 1995

•	Our President, New Business Development since February 1996 and Executive Vice President since April 1995.

•	Led teams that developed Olive Garden, Bahama Breeze®, Smokey Bones® and Seasons 52SM concepts, among others.

•	Joined Red Lobster in 1976 and named Director of New Restaurant Concept Development in 1981.

•	From 1986 to 1989, held various positions with General Mills, Inc., a manufacturer and marketer of consumer food products and our former parent company.

RITA P. WILSON, 57, Director since 2000

•	Retired; President from 1999 until 2000 of Allstate Indemnity Company, an insurance provider and subsidiary of Allstate Insurance Company.

•	Senior Vice President - Corporate Relations of Allstate Insurance Company, an insurance provider, from 1996 to 1999.

WHAT HAPPENS IF A NOMINEE IS UNWILLING OR UNABLE TO SERVE?

Each of the nominees has consented to being named in this proxy statement and to serve as a director if elected. If a nominee is not able to serve, proxies may be voted for a substitute nominated by the Board of Directors. However, we do not expect this to occur.

HOW DO YOU RECOMMEND THAT I VOTE ON THIS ITEM?

The Board recommends a vote FOR the election of each of the nominees listed above. The shares represented by proxy will be voted FOR the election of these nominees unless you specify otherwise.

APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

(Item 2 on Proxy Card)

WHAT ARE YOU ASKING ME TO APPROVE?

The Darden Restaurants, Inc. Employee Stock Purchase Plan (the “Purchase Plan”) was originally adopted by our Board of Directors on June 23, 1998. It was approved by our shareholders on September 24, 1998, and became effective on January 1, 1999.

Under the Purchase Plan in its current form, eligible employees can purchase up to an aggregate of 2,100,000 shares of our common stock (as adjusted to reflect our May 2002 stock split) at a discount. The discounted purchase price is 85 percent of the fair market value of our stock on the first or last trading day of the offering period, whichever is lower. The offering period currently is a calendar quarter. To be eligible to participate in the Purchase Plan, employees must be employed by us for at least one year, but executive officers filing reports under Section 16 of the Securities Exchange Act of 1934 are not eligible to participate.

On June 15, 2004, our Board of Directors adopted the amended and restated Purchase Plan to be effective on January 1, 2005, subject to approval by our shareholders at the 2004 Annual Meeting. Accordingly, we are asking you to approve at the Annual Meeting the amended and restated Purchase Plan in the form attached as Exhibit A to this proxy statement.

The amended and restated Purchase Plan will:

•	Increase the number of shares of our common stock available for purchase under the Purchase Plan by 1,500,000 shares, to a total of 3,600,000 shares;

•	Provide that the discounted purchase price of shares purchased under the Purchase Plan may be changed prior to any offering period by the Compensation Committee, but in no event will be less than 85 percent of the fair market value of our stock on the first or last trading day of the offering period; and

•	Provide that the length of the offering period, currently a calendar quarter, may be changed prior to any offering period by the Compensation Committee, but in no event will be greater than one year.

The material features of the amended and restated Purchase Plan are summarized below. The summary is not a complete description of all the provisions of the amended and restated Purchase Plan and is qualified in its entirety by reference to the complete text of the amended and restated Purchase Plan, which is attached as Exhibit A to this proxy statement.

WHAT IS THE PURPOSE OF THE PLAN?

The purpose of the Purchase Plan is to provide eligible employees with an opportunity to acquire an equity interest in us through the purchase of our common stock, as an incentive to promote the profitable growth of our company. Nearly all of the shares to be issued under the Purchase Plan shall be issued to U.S. participants under the portion of the plan (the “U.S. portion of the Purchase Plan”) that is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The remaining shares may be issued to international participants under the portion of the Purchase Plan that provides for the issuance of shares to employees who work or reside in other countries, primarily Canada, subject to terms and conditions that may be established by the Compensation Committee (the “international portion of the Purchase Plan”). The international portion of the Purchase Plan is not subject to the provisions of Section 423 of the Code.

HOW IS THE PLAN ADMINISTERED?

The Purchase Plan is administered by our Compensation Committee. The Compensation Committee is authorized to make determinations with respect to the administration and interpretation of the Purchase Plan, and to make

APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

(Item 2 on Proxy Card)

such rules as may be necessary to carry out its provisions. The Compensation Committee may delegate its authority to administer the Purchase Plan to a plan custodian or to our directors, officers, employees or agents as it may deem appropriate from time to time.

HOW MANY SHARES ARE AVAILBLE FOR PURCHASE?

The amended and restated Purchase Plan will increase the number of shares of our common stock available for purchase by 1,500,000 shares to an aggregate of 3,600,000 shares. As of July 26, 2004, 1,652,177 of these shares had already been purchased. The number of shares available for purchase under the Purchase Plan is subject to adjustment to reflect any stock dividend, stock split, recapitalization, share combination or similar change that occurs in our capitalization. The shares available for purchase under the Purchase Plan may be authorized but unissued shares, treasury shares or shares acquired in the open market or otherwise. Up to 3,500,000 of the 3,600,000 available shares may be issued to U.S. participants as part of the U.S. portion of the Purchase Plan, while the remaining 100,000 shares may be issued to international participants, primarily Canadian employees, under the international portion of the Purchase Plan. On July 26, 2004, the closing price of our common stock, as reported on the New York Stock Exchange, was $21.47.

WHO MAY PARITICIPATE IN THE PLAN?

Each of our employees, and each employee of our subsidiaries designated by the Compensation Committee, are eligible to participate in the U.S. portion of the Purchase Plan, provided that:

•	The employee’s customary employment is more than 20 hours per week and more than five months per year;

•	The employee has been employed by us or a designated subsidiary for at least one year;

•	The employee is not both a highly compensated employee within the meaning of Section 414(q) of the Code and one of our executive officers subject to Section 16(b) of the Securities Exchange Act of 1934; and

•	Immediately after the grant of the right to purchase shares under the Purchase Plan, the employee would not own shares (including shares which such employee may purchase under the Purchase Plan or under outstanding options) having five percent or more of the total combined voting power or value of all classes of our capital stock or of any subsidiary.

The Compensation Committee also has the power and authority to allow any of our employees who work or reside outside of the United States to participate in the international portion of the Purchase Plan in accordance with such special terms and conditions as the Compensation Committee may establish from time to time. As of July 26, 2004, there were approximately 5,804 participants in the Purchase Plan and approximately 95,030 employees were eligible to participate in the Purchase Plan.

HOW DO EMPLOYEES PARTICIPATE IN THE PLAN?

Participation in the Purchase Plan is voluntary. An eligible employee may elect to participate in the Purchase Plan by authorizing us to withhold from the participant’s compensation certain amounts (not to exceed $5,000 per calendar quarter and not less than $10 per pay period) and to apply those amounts to purchase shares of our common stock. A participant may increase, decrease or stop the amount to be deducted from his or her compensation upon proper notice. Participants may also make contributions to the Purchase Plan by personal check or money order (subject to the $5,000 contribution limitation). No participant may purchase shares under the U.S. portion of the Purchase Plan if such shares, together with common stock purchased by such participant under all other “employee stock purchase plans,” as defined in Section 423(b) of the Code, would have a fair market value in excess of $25,000 per calendar year. In addition, no participant may purchase more than

APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

(Item 2 on Proxy Card)

1,000 shares during a calendar quarter. Participating employees may terminate their participation in the Purchase Plan at any time and receive the cash and shares held in their account, subject to the terms of the Purchase Plan and to such terms and conditions as the Compensation Committee may establish. Except as otherwise provided in the Purchase Plan, the funds accumulated in each participant’s account on the last day of the offering period will be used to purchase shares.

WHAT IS THE OFFERING PERIOD?

Unless otherwise determined by the Compensation Committee, each calendar quarter is an offering period under the Purchase Plan. The Compensation Committee may, in its discretion and with prior notice, change the offering period from time to time, provided that in no event will an offering period be greater than one year.

WHAT IS THE PURCHASE PRICE?

Unless otherwise determined by the Compensation Committee, the purchase price of shares will be 85 percent of the mean between the highest and lowest selling prices of a share of our common stock as quoted by the New York Stock Exchange on either the first or last trading day of the offering period, whichever is lower (the “Discounted Purchase Price”). The Compensation Committee may, in its discretion and with prior notice, change the Discounted Purchase Price from time to time, provided that in no event will the Discounted Purchase Price be less than 85 percent of the mean between the highest and lowest selling prices of a share of our common stock as quoted on the New York Stock Exchange on either the first or last trading day of the offering period, whichever is lower.

WHAT RIGHTS DO EMPLOYEES HAVE WITH RESPECT TO PURCHASED SHARES?

Each participant retains the rights associated with his or her purchased shares and customarily accruing to an owner of record, including the right to receive dividends (whether paid in cash, shares or otherwise) and the right to receive notices of and vote at shareholders’ meetings. All cash dividends and other cash distributions paid on shares held in a participant’s account are used to purchase additional shares of our common stock in the open market on the dividend payment date or as promptly thereafter as practicable. Shares purchased on the open market with cash dividends and distributions do not count against the total number of shares available for purchase under the Purchase Plan. The price per share of shares purchased is the weighted average price per share at which such shares are actually purchased in the open market for the related dividend on behalf of all participants. All non-cash dividends and other non-cash distributions paid on shares held in a participant’s account are held for the benefit of such participant. Shares acquired under the Purchase Plan may not be sold or otherwise disposed of for at least one year after the date on which the shares were acquired for the account of the participant, except in the case of termination of employment, retirement, death or disability.

WHAT HAPPENS ON TERMINATION OF EMPLOYMENT?

Upon a participant’s termination of employment with us for any reason, his or her participation in the Purchase Plan will cease, and the accumulated payroll deductions and cash contributions for that offering period will be paid, in cash, to the participant or the participant’s estate or designated beneficiary within 30 days following the date of such termination, together with all shares held in the participant’s account.

MAY THE PLAN BE TERMINATED OR AMENDED?

The Compensation Committee may terminate or amend the Purchase Plan at any time, but the Compensation Committee may not, without shareholder approval:

•	Change the class of individuals eligible to purchase shares under the Purchase Plan;

APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

(Item 2 on Proxy Card)

•	Increase the maximum number of shares available for purchase under the Purchase Plan, except as otherwise permitted under the Purchase Plan; or

•	Change the Discounted Purchase Price so that it is less than 85 percent of the mean between the highest and lowest selling prices of a share of Darden common stock as quoted on the New York Stock Exchange on either the first or last trading day of the offering period, whichever is lower.

The Purchase Plan will automatically terminate when all shares available under the Purchase Plan have been sold.

WHAT IS THE AMOUNT OF FUTURE BENEFITS UNDER THE PLAN?

Because the amount of future benefits under the Purchase Plan will depend on participant elections and the fair market value of our common stock, the amount of such benefits is not determinable. Our directors and executive officers filing reports under Section 16 of the Securities Exchange Act of 1934 are not eligible to participate in the Purchase Plan. During fiscal 2004, all participating employees, including our current officers who are not Section 16 executive officers, as a group (6,800 persons), purchased 319,299 shares of common stock under the Purchase Plan at the weighted average purchase price per share of $16.13.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN?

The following is a brief summary of the federal income tax aspects of the share purchase rights that may be granted under the Purchase Plan based upon federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences.

The U.S. portion of the Purchase Plan, and the right of participants to make purchases of our common stock pursuant to the U.S. portion of the Purchase Plan, are intended to be eligible for the favorable tax treatment provided by Sections 421 and 423 of the Code. There are no tax deductions available for amounts paid by participants to acquire shares under the Purchase Plan. A participant will realize no income upon the grant of the share purchase rights or upon the purchase of common stock under the Purchase Plan, and we will not be entitled to any deduction at the time of grant of the rights or purchase of the shares. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Purchase Plan or in the event the participant should die while still owning the purchased shares.

The amount of a participant’s tax liability upon disposition of the shares acquired will depend on whether or not the participant satisfies the prescribed holding period as summarized below. If the participant holds the shares purchased for the prescribed holding period of two years from the grant of the share purchase right and one year from the purchase date, then upon disposition of shares we will receive no deduction and the participant will recognize:

•	ordinary income on the lesser of the participant’s gain on the sale or the purchase price discount under the Purchase Plan, applied to the fair market value of the shares at the first day of the offering period; and

•	long-term capital gain (or loss) on the difference between the sale price and the sum of the purchase price and any ordinary income recognized on the disposition.

However, consequences for both us and the participant would differ if the participant did not satisfy the prescribed holding period described above. In the event that the shares are sold or disposed of (including by way of gift) before the expiration of the prescribed holding periods, the excess of the fair market value of the shares on the date such shares are purchased over the purchase price of such shares will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of

APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

(Item 2 on Proxy Card)

sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain and will be treated as long-term capital gain if the shares have been held more than one year. Even if the shares are sold for less than their fair market value on the date the shares are purchased, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sales price and the value of the shares on such date of purchase. We ordinarily will be allowed a tax deduction at the time and in the amount of the ordinary income recognized by the participant.

If the participant still owns the purchased shares at the time of death, the lesser of the amount by which the fair market value of the shares on the date of death exceeds the purchase price of such shares, or the purchase price discount applied to the fair market value of the shares at the first day of the offering period in which those shares were acquired, will be treated as ordinary in the year of death. We ordinarily will be allowed a tax deduction at the time and in the amount of the ordinary income recognized by the participant.

HOW DO YOU RECOMMEND THAT I VOTE ON THIS ITEM?

The Board recommends a vote FOR approval of the amended and restated Purchase Plan in the form attached as Exhibit A to this proxy statement.

APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

(Item 2 on Proxy Card)

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common shares that may be issued as of May 30, 2004 under our 2002 Stock Incentive Plan (“2002 Plan”), Stock Option and Long-Term Incentive Plan of 1995 (“1995 Plan”), Restaurant Management and Employee Stock Plan of 2000 (“2000 Plan”), Stock Plan for Directors (“Director Stock Plan”), Compensation Plan for Non-Employee Directors (“Director Compensation Plan”), Stock Option and Long-Term Incentive Conversion Plan (“Conversion Plan”) and Employee Stock Purchase Plan.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (2)	21,396,726	$14.21	10,663,395	(3)
Equity compensation plans not approved by security holders (4)	4,292,273	$18.38	116,281	(5)

Total	25,688,999	$14.91	10,779,676

(1)	Includes deferred compensation obligations that may be paid out in common stock, and 787,132 shares of common stock issuable upon exercise of options under the Conversion Plan.

(2)	Includes the 2002 Plan, 1995 Plan, Conversion Plan and Employee Stock Purchase Plan.

(3)	In addition to grants of options, warrants or rights, includes up to 8,172,733 shares of common stock or other stock-based awards, including up to 1,322,733 shares of restricted stock, that may be issued under the 2002 Plan, up to 191,227 shares of restricted stock that may be issued under the 1995 Plan, and up to 459,157 shares of common stock that may be issued under the Employee Stock Purchase Plan, before giving effect to the proposal to approve the amended and restated Employee Stock Purchase Plan that authorizes an additional 1,500,000 shares.

(4)	Includes the 2000 Plan, Director Stock Plan and Director Compensation Plan.

(5)	In addition to grants of options, warrants or rights, includes up to 91,862 shares of common stock that may be issued under the Director Compensation Plan, and up to 24,419 shares of common stock that may be issued under the Director Stock Plan. Does not include shares under the 2000 Plan, because no new awards could be made under that plan after January 1, 2004.

APPROVAL OF EMPLOYEE STOCK PURCHASE PLAN

(Item 2 on Proxy Card)

WHAT ARE THE KEY FEATURES OF THE 2000 PLAN?

The 2000 Plan provided for the issuance of up to 5,400,000 shares of common stock out of our treasury as non-qualified stock options, restricted stock or restricted stock units. No awards could be made under the 2000 Plan after January 1, 2004, but options and other awards granted prior to that time remain outstanding and will vest in accordance with their terms. Only our employees other than executive officers were eligible to receive awards under the 2000 Plan. The purpose of the 2000 Plan was to provide incentives and awards to employees who may be responsible for the management, growth and sound development of our restaurants, and to align the interests of employees with the interests of our shareholders. The 2000 Plan is administered by the Compensation Committee of the Board of Directors. The exercise price of a stock option granted under the 2000 Plan could not be less than the fair market value of the underlying stock on the date of grant, and no option could have a term of more than ten years. The options currently outstanding under the 2000 Plan generally vest one to four years after the date of grant and expire ten years from the date of grant. The 2000 Plan was approved by our Board of Directors.

WHAT ARE THE KEY FEATURES OF THE DIRECTOR STOCK PLAN?

The Director Stock Plan provides for the issuance of up to 375,000 shares of common stock out of our treasury as non-qualified stock options, restricted stock, restricted stock units or stock awards. Our non-employee directors are the only persons eligible to receive awards under the Director Stock Plan. The purpose of the Director Stock Plan is to provide incentives and awards to non-employee directors to align their interests with those of our shareholders. The Director Stock Plan is administered by the Compensation Committee of the Board of Directors. The exercise price of a stock option granted under the Director Stock Plan may not be less than the fair market value of the underlying stock on the date of grant, and no option may have a term of more than ten years. The options that are currently outstanding under the Director Stock Plan generally vest one to three years after the date of grant and expire ten years from the date of grant. The restrictions on restricted stock and restricted stock units granted under the plan generally lapse one year after the date of grant. The Director Stock Plan was approved by our Board of Directors. No awards may be made under the Director Stock Plan after September 30, 2005.

WHAT ARE THE KEY FEATURES OF THE DIRECTOR COMPENSATION PLAN?

The Director Compensation Plan provides for the issuance of up to 105,981 shares of common stock out of our treasury. The plan allows us to award cash, deferred cash and common stock. Our non-employee directors are the only persons eligible to receive awards under the plan. The purpose of the plan is to provide incentives and awards to non-employee directors to align their interests with those of our shareholders. The plan is administered by the Compensation Committee of the Board of Directors and was approved by the Board. No awards may be made under the Director Stock Plan after September 30, 2005.

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 3 on Proxy Card)

HAS THE AUDIT COMMITTEE APPROVED KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

Yes. The Audit Committee of our Board of Directors has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 29, 2005. KPMG LLP has served as our independent registered public accounting firm since 1995. Shareholder approval for this appointment is not required, but the Board is submitting the selection of KPMG LLP for ratification to obtain the views of our shareholders. If the appointment is not ratified, the Audit Committee will reconsider its selection. Even if the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating our independent registered public accounting firm, may in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our shareholders. Representatives of KPMG LLP are expected to be present at the annual meeting and will be given an opportunity to make a statement and answer appropriate shareholder questions.

HOW DO YOU RECOMMEND THAT I VOTE ON THIS ITEM?

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 29, 2005. Proxies will be voted FOR this proposal unless shareholders specify otherwise in their proxy.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

HOW OFTEN DID THE BOARD MEET IN FISCAL 2004?

During the fiscal year ended May 30, 2004, the Board of Directors met six times, with no actions taken by written consent, and the various committees of the Board met or took action a total of 28 times. For the period of his or her Board service in fiscal 2004, each incumbent director attended at least 75 percent of the aggregate of the total number of meetings of the Board, and the total number of meetings of the committees on which the director served.

WHICH OF YOUR DIRECTORS ARE CONSIDERED “INDEPENDENT”?

Our Board has affirmatively determined, by resolution of the Board as a whole, that the following directors have no direct or indirect material relationship with us and satisfy the requirements to be considered “independent” as defined in our Corporate Governance Guidelines and the New York Stock Exchange listing standards: Leonard Berry; Odie Donald; David Hughes; Senator Connie Mack, III; Michael Rose; Maria Sastre; Jack Smith and Rita Wilson. Our standards for determining independence are included as part of our Corporate Governance Guidelines posted on our website, and are attached as Exhibit B to this proxy statement. In some respects, our director independence standards are more strict than required by applicable New York Stock Exchange rules.

HAS THE BOARD APPOINTED A LEAD DIRECTOR?

Yes. Our non-employee directors have designated Odie C. Donald to serve as Lead Director to chair the Board’s executive sessions of non-employee directors. The Lead Director also advises the Chairman of the Board and committee Chairs with respect to agendas and information needs relating to Board and committee meetings, and performs such other duties as the Board may from time to time assign to assist the Board in fulfilling its responsibilities.

DO YOU HAVE A PROCESS FOR SHAREHOLDER COMMUNICATIONS WITH THE BOARD?

Yes. We believe that communication between the Board, shareholders and other interested parties is an important part of our corporate governance process. To this end, our Board has adopted Shareholder Communication Procedures that are posted on our website. In general, shareholders may send communications to the attention of the Board, any individual director or the non-management directors as a group, through the Lead Director. Communications may be sent in writing or via email to: Odie C. Donald, Lead Director, Darden Restaurants, Inc. c/o Paula J. Shives, Senior Vice President, General Counsel and Secretary, 5900 Lake Ellenor Drive, Orlando, FL 32809. Email: leaddirector@darden.com.

The Corporate Secretary will act as agent for the Lead Director in facilitating direct communications to the Board. The Corporate Secretary will review, sort and summarize the communications. The Corporate Secretary will not, however, “filter out” any direct communications from being presented to the Lead Director without instruction from the Lead Director, and in such event, any communication that has been filtered out will be made available to any non-employee director who asks to review it. The Corporate Secretary will not make independent decisions with regard to what communications are forwarded to the Lead Director. The Lead Director will forward communications as appropriate to the Board, individual directors or the non-management directors as a group, and will respond to communications or direct others to respond, as appropriate.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

DO YOU HAVE A PROCESS FOR IDENTIFYING AND EVALUATING DIRECTOR NOMINEES?

Yes. Our Nominating and Governance Committee has adopted a Director Nomination Protocol that is posted on our website as Appendix A to the Nominating and Governance Committee charter and that describes in detail the process we use to fill vacancies and add new members to our Board of Directors.

Under the Director Nomination Protocol, in general, while there are no specific minimum qualifications for nominees, any candidate for service on our Board should possess the highest personal and professional ethics and be committed to representing the long-term interests of our shareholders. Director candidates should be committed to our core values (integrity and fairness, respect and caring, diversity, always learning - always teaching, being of service, teamwork and excellence), and possess a wide range of experience in the business world. We also will consider the candidate’s independence under applicable New York Stock Exchange rules.

The Nominating and Governance Committee will identify potential candidates for nomination, and a search firm may be engaged to identify additional candidates and assist with initial screening. The Chair of the Committee and the Chief Executive Officer perform the initial screening, obtain and review additional information, and identify candidates that they feel are best qualified to serve. The Chair of the Committee, the Chief Executive Officer and one or more representatives of the Board appointed by the Chairman of the Board will meet with the leading candidates to further assess their qualifications and fitness. The Board representatives and Chief Executive Officer will make a recommendation concerning the candidate to the Nominating and Governance Committee, which will consider whether to recommend the candidate to the full Board for nomination.

WILL YOU CONSIDER DIRECTOR CANDIDATES RECOMMENDED BY SHAREHOLDERS?

Yes. The Nominating and Governance Committee will consider candidates recommended by shareholders. The procedures that shareholders should use to nominate directors are provided on page five under the question “May Shareholders Nominate Directors Or Submit Other Business For Next Year’s Annual Meeting?” There are no differences in the manner of evaluation if the nominee is recommended by a shareholder.

ARE DIRECTORS REQUIRED TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS?

Yes. Our Corporate Governance Guidelines provide that directors are expected to attend all scheduled Board and committee meetings and the Annual Meeting of Shareholders. All of our incumbent directors attended last year’s Annual Meeting of Shareholders.

WHAT BOARD COMMITTEES DO YOU HAVE?

Our Board has six committees that operate under charters adopted by the Board of Directors. The charters for all of our committees are posted on our website at www.darden.com. Each member of every committee except the Executive Committee is an outside, independent director as defined in our Corporate Governance Guidelines and the New York Stock Exchange listing standards. Unless otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

Executive Committee. The Executive Committee consists of six directors: Mr. Lee (Chair), Mr. Donald, Mr. Rose, Ms. Sastre, Mr. Smith and Ms. Wilson. The Executive Committee did not meet during fiscal 2004. Under our bylaws, the Executive Committee has the authority to take

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

all actions that could be taken by the full Board of Directors. The Executive Committee may meet between regularly scheduled Board meetings to take such action as it determines is necessary for our efficient operation.

Audit Committee. The Audit Committee consists of four outside independent directors: Mr. Smith (Chair), Mr. Hughes, Senator Mack and Ms. Sastre. The Board has determined that Mr. Smith is an “audit committee financial expert” as required by SEC rules and that all members of the Committee are financially literate under the New York Stock Exchange listing standards. The Audit Committee met seven times during fiscal 2004. The Audit Committee has sole responsibility for appointing and terminating our independent registered public accounting firm. The Audit Committee meets separately with representatives of our independent registered public accounting firm and with representatives of senior management and our internal audit department. The Audit Committee’s primary purpose is to assist the Board in its oversight responsibilities to shareholders, specifically with respect to:

•	The integrity of our financial statements;

•	Our compliance with legal and regulatory requirements;

•	The independent registered public accounting firm’s qualifications and independence; and

•	The performance of our internal audit function and independent registered public accounting firm.

Another primary purpose of the Audit Committee is to furnish the report required by the SEC’s proxy rules that appears below in this proxy statement under the heading “Audit Committee Report.” The full charter of the Audit Committee is attached to this proxy statement as Exhibit C, and is available on our website.

Compensation Committee. The Compensation Committee consists of four outside independent directors: Mr. Rose (Chair), Dr. Berry, Mr. Donald and Ms. Wilson. The Compensation Committee met seven times during fiscal 2004. The primary purposes and responsibilities of the Compensation Committee are to:

•	Review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate the Chief Executive Officer’s performance in light of those goals and objectives, and make recommendations to the other independent directors who shall, together with the Committee, determine and approve the Chief Executive Officer’s compensation based on this evaluation.

•	Make recommendations to the other independent directors who shall, together with the Committee, determine and approve compensation levels for employee directors other than the Chief Executive Officer;

•	Make recommendations to the Board with respect to compensation, incentive compensation plans and equity-based plans for executive officers; and

•	Furnish an annual report on executive compensation that appears below in this proxy statement under the heading “Compensation Committee Report.”

Nominating and Governance Committee. The Nominating and Governance Committee consists of four outside independent directors: Mr. Donald (Chair), Mr. Hughes, Mr. Rose and Mr. Smith. The Nominating and Governance Committee met five times during fiscal 2004. The primary purposes and responsibilities of the Nominating and Governance Committee are to:

•	Identify individuals qualified to become Board members, consistent with criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of shareholders;

•	Develop and recommend to the Board a set of corporate governance principles applicable to us; and

•	Oversee the evaluation of the Board and management.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Nominating and Governance Committee has also adopted a Director Nomination Protocol that describes the process by which we intend to fill vacancies and add new members to our Board of Directors. The Protocol is attached as Appendix A to the Committee’s charter, and is posted on our website. The Protocol is described in more detail on page 19 under the question “Do You Have A Process For Identifying And Evaluating Director Nominees?”

Finance Committee. The Finance Committee consists of three outside independent directors: Ms. Sastre (Chair), Dr. Berry and Senator Mack. The Finance Committee met two times during fiscal 2004. The primary purposes and responsibilities of the Finance Committee are to:

•	Review the financial policies and performance objectives developed by management pertaining to capital spending and finance requirements, debt ratio, dividend policy and other financial matters;

•	Review material changes to our capital structure and financial arrangements, including timing and maturity of debt, common stock sales and repurchases, and acquisitions or joint ventures;

•	Review major borrowing commitments; and

•	Review and make recommendations regarding other significant financial transactions.

Public Responsibility Committee. The Public Responsibility Committee consists of four outside independent directors: Ms. Wilson (Chair), Dr. Berry, Mr. Hughes and Senator Mack. The Public Responsibility Committee met once during fiscal 2004. The primary purposes and responsibilities of the Public Responsibility Committee are to:

•	Review our key public policy positions and the manner in which we conduct our government relations activities;

•	Review our actions in furtherance of our corporate social responsibility, including diversity; and

•	Review the impact of our procedures on employees, consumers and communities, especially with respect to environmental, health and safety issues.

HOW ARE DIRECTORS COMPENSATED?

Directors who also are our employees do not receive additional compensation for serving on the Board of Directors. During fiscal 2004, each non-employee director received an annual retainer of $15,000 plus $1,000 for each Board meeting attended, and $700 for each committee meeting attended. The Chair of the Audit Committee and Compensation Committee each received an additional $10,000 annual retainer, and the Chair of the other Board Committees each received an additional $5,000 annual retainer. The non-employee directors’ remuneration is due and paid quarterly, unless the director elects to defer the payment under our Compensation Plan for Non-Employee Directors. Pursuant to this plan, non-employee directors may elect to receive all or a portion of their annual retainer and meeting fees:

•	In cash;

•	In cash deferred for any number of years up to the completion of Board service, which amounts are invested in funds that track the returns credited to the funds in the Darden Savings Plan; if deferred into the fund that tracks the Darden stock fund, the deferred amount is credited with dividend equivalents and is paid out in shares of our common stock;

•	In common shares having a fair market value equal to the remuneration due; or

•	In a combination of the foregoing alternatives.

A total of 105,981 common shares are authorized for issuance under our Compensation Plan for Non-Employee Directors.

Each non-employee director receives a stock grant valued at $100,000 upon election or re-election to the Board. The number of common shares received equals $100,000 divided by the fair market value of our common stock on the date of grant. The shares vest immediately, but are restricted from transfer for a period of one

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

year. A director may elect to defer receipt of these shares until completion of Board service or beyond. A director also may elect to receive 25 percent or 50 percent of the $100,000 stock grant in cash instead of stock.

Upon initial election to the Board, each non-employee director also receives a one-time grant of an option to purchase 12,500 shares of our common stock. The option becomes exercisable three years after grant. Upon re-election to the Board at each annual meeting of shareholders, each non-employee director is granted an option to purchase 3,000 shares of our common stock. These options become exercisable one year after grant. In addition, each director may choose to receive, in lieu of the cash compensation portion of director’s fees, stock options determined to be of equal value to the foregone cash fees, which options are exercisable six months after grant. All of these stock options have an exercise price equal to the fair market value of our common shares on the date of grant and have a term of ten years.

All grants of shares and options to our non-employee directors (other than the payments described above made under our Compensation Plan for Non-Employee Directors) are made under our Director Stock Plan or 2002 Stock Incentive Plan. In total, 375,000 common shares are authorized for issuance under the Director Stock Plan, and 8,550,000 common shares are authorized for issuance under the 2002 Stock Incentive Plan, of which no more than five percent may be granted to non-employee directors.

We also pay the premiums on directors’ and officers’ liability and business travel accident insurance policies covering the directors.

CORPORATE GOVERNANCE

IS DARDEN COMMITTED TO GOOD CORPORATE GOVERNANCE?

Yes. Our core values include integrity and fairness, and we have a long history of aspiring to the highest standards of ethical conduct.

DO YOU HAVE A CODE OF ETHICS?

Yes. We have a comprehensive Code of Business Conduct and Ethics that applies to all employees. It covers many topics, including:

•	Conflicts of interest;

•	Corporate opportunities;

•	Confidentiality;

•	Fair dealing;

•	Protection of company assets; and

•	Compliance with laws, rules and regulations, including insider trading laws.

The Code of Business Conduct and Ethics also addresses the particular responsibilities of our directors and senior financial executives, and encourages the reporting of illegal or unethical behavior, by including:

•	A special code of ethics for our Chief Executive Officer, Chief Financial Officer, and other senior financial officers;

•	A code of ethics for the members of our Board of Directors;

•	An open door policy for complaints, with toll-free hotline numbers for all of our restaurant concepts;

•	A confidential, anonymous procedure for submission by employees of concerns regarding questionable accounting or auditing matters; and

•	A policy for compliance with the SEC attorney conduct rules.

The full text of our Code of Business Conduct and Ethics is publicly available on our website at www.darden.com. Our internal audit department requires all of our officers and certain other corporate administrative exempt employees to complete an annual questionnaire and certification regarding compliance with our Code of Business Conduct and Ethics.

DO YOU PROMOTE ETHICAL BEHAVIOR AND ETHICS EDUCATION?

Yes. We proactively promote ethical behavior by all employees. Employees are encouraged to talk to supervisors or other personnel when in doubt about the best course of action in a particular situation. To encourage employees to report violations of laws or our Code of Business Conduct and Ethics, we ensure that employees know that we will not allow retaliation for reports made in good faith. We also are committed to ethical behavior in the communities we serve and our industry generally. In 2002, the Darden Restaurants, Inc. Foundation awarded $1.22 million to the University of Florida’s Warrington College of Business to create the Darden Restaurants Foundation Diversity and Business Ethics Endowment. It is the first comprehensive diversity and business ethics endowment in the hospitality industry.

DO YOU HAVE CORPORATE GOVERNANCE GUIDELINES?

Yes. Our Board has adopted Corporate Governance Guidelines that are publicly available on our website. The Guidelines cover, among other topics:

•	Director responsibilities;

•	Director qualification standards;

•	Independence of directors;

•	Director access to management and, as necessary, independent advisors;

•	Director compensation;

•	Approval of Chief Executive Officer and management succession plans; and

•	An annual Board performance evaluation.

The Guidelines also include policies on certain specific subjects, including those that:

•	Require meetings of the independent directors in executive session without our Chief Executive Officer present at least four times annually;

•	Require a letter of resignation from directors upon a job change;

CORPORATE GOVERNANCE

•	Limit the number of other boards that directors may serve on;

•	Provide a mandatory retirement age for directors; and

•	Provide term limits for directors.

The Guidelines also encourage director orientation and education, and four of our directors have attended director continuing education programs accredited by Independent Shareholder Services.

WHAT BOARD PRACTICES SHOW GOOD GOVERNANCE?

Our Corporate Governance Guidelines require the Board to be composed of at least two-thirds outside, independent directors. Our non-employee directors have named a Lead Director, Odie C. Donald, to chair executive sessions. We have adopted Shareholder Communication Procedures that have been posted on our website. In accordance with New York Stock Exchange listing standards, we have Audit, Compensation and Nominating and Governance Committees composed entirely of independent directors. The charters of these committees are publicly available on our website. The Nominating and Governance Committee oversees governance issues and met five times during our last fiscal year. We do not have a “classified board,” or a system where directors’ terms are staggered, but instead our full Board is elected annually. Our current Chief Executive Officer is not a party to any “related party” transactions, so there are no transactions with us in which he has an interest requiring disclosure under applicable SEC rules. All of our directors attended at least 75 percent of the Board and committee meetings in the past fiscal year, and are required by our Corporate Governance Guidelines to attend our Annual Meeting of Shareholders. We have never had any shareholder proposals, and therefore have never had a shareholder proposal adopted that was not acted upon by our Board.

WHAT AUDIT COMMITTEE PRACTICES SHOW GOOD GOVERNANCE?

Our Audit Committee is composed entirely of outside, independent directors. Our Board has determined that one member of the Committee, Jack A. Smith, is an “audit committee financial expert” as required by SEC rules and that all members of the Committee are financially literate under the New York Stock Exchange listing standards. Our Corporate Governance Guidelines provide that no member of the Committee may serve on the audit committee of more than three public companies. The fees paid to our independent registered public accounting firm, KPMG LLP, for non-audit services during fiscal 2004 were significantly less than the fees paid for audit services, and all non-audit services performed by KPMG LLP were approved in advance by our Audit Committee. Our Audit Committee charter requires regular rotation of the lead partner of our independent registered public accounting firm, and each year our selection of an independent registered public accounting firm is submitted for shareholder ratification.

WHAT COMPENSATION PRACTICES SHOW GOOD GOVERNANCE?

Our Compensation Committee is composed entirely of outside, independent directors. There are no “interlocks” among the members of our Compensation Committee, so no member of our Compensation Committee has any potential conflicts of interest requiring disclosure under applicable SEC rules. Our non-employee directors do not participate in our pension plan. Our directors receive a portion of their compensation in the form of equity, and all of our directors own our stock. Our executives are subject to stock ownership guidelines. We do not make loans to executive officers. We have never repriced options, and repricing is specifically prohibited under our 2002 Stock Incentive Plan that was approved by our shareholders.

SHARE OWNERSHIP

SECURITY OWNERSHIP OF MANAGEMENT

This table shows the beneficial ownership of our common shares, and information concerning restricted stock units and phantom stock units, as of the end of our fiscal year on May 30, 2004, by our directors, director nominees, executive officers named in the Summary Compensation Table on page 28, and all of our directors and executive officers as a group. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person has sole or shared voting power, or sole or shared power to invest or dispose of the shares, whether or not a person has any economic interest in the shares, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days of May 30, 2004. Except as otherwise indicated, a person has sole voting and investment power with respect to the common shares beneficially owned by that person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Shares (1)		Restricted Stock Units and Phantom Stock Units (2)	Common Shares Beneficially Owned as Percent of Common Shares Outstanding (3)
Leonard L. Berry	18,727		—	*
Odie C. Donald	51,680		28,850	*
David H. Hughes	15,815	(4)	8,713	*
Joe R. Lee	4,067,713		43,750	2.53%
Senator Connie Mack, III	40,424	(5)	693	*
Andrew H. Madsen	303,567		—	*
Clarence Otis, Jr.	404,782		—	*
Richard E. Rivera (6)	1,014,340		27,343	*
Michael D. Rose	114,179		29,733	*
Maria A. Sastre	40,607		3,041	*
Paula J. Shives	218,440		—	*
Jack A. Smith	55,579		20,925	*
Blaine Sweatt, III	1,422,419		13,311	*
Rita P. Wilson	39,390		6,090	*
All directors and executive officers as a group (20 persons)	9,569,936	(7)	187,449	5.79%

*	Less than one percent.

(1)	Includes common shares subject to options exercisable within 60 days of May 30, 2004, as follows: Dr. Berry, 7,500 shares; Mr. Donald, 47,169 shares; Mr. Hughes, 3,000 shares; Mr. Lee, 3,002,720 shares; Senator Mack, 29,697 shares; Mr. Madsen, 250,011 shares; Mr. Otis, 296,187 shares; Mr. Rivera, 931,750 shares; Mr. Rose, 91,748 shares; Ms. Sastre, 31,551 shares; Ms. Shives, 163,520 shares; Mr. Smith, 16,500 shares; Mr. Sweatt, 1,067,293 shares; Ms. Wilson, 30,750 shares; and all directors and executive officers as a group, 7,390,048 shares.

Includes common shares held by the trustee of the Darden Savings Plan in the Darden stock fund for the accounts of our executive officers with respect to which the officers have sole voting power and sole investment power, as follows: all directors and executive officers as a group, 113 shares.

SHARE OWNERSHIP

For further information about the voting and investment power of shares held in the Savings Plan, see Note 4 to the table under the heading “Security Ownership of Principal Shareholders.”

Includes common shares held by the trustee of our Employee Stock Ownership Plan for the accounts of our executive officers, with respect to which the officers have sole voting power and no investment power, as follows: Mr. Lee, 1,444 shares; Mr. Sweatt, 2,141 shares; and all directors and executive officers as a group, 11,999 shares.

Includes restricted stock awarded under our Management and Professional Incentive Plan (“MIP”) as of May 30, 2004, with respect to which the officers have sole voting power but no investment power, as follows: Mr. Lee, 61,745 shares; Mr. Madsen, 26,989 shares; Mr. Otis, 39,559 shares; Mr. Rivera, 69,621 shares; Ms. Shives, 25,270 shares; Mr. Sweatt, 29,467 shares; and all directors and executive officers as a group, 354,367 shares.

(2)	Includes phantom stock units allocated to the Darden stock fund under our Compensation Plan for Non-Employee Directors for the accounts of the following non-employee directors, with respect to which the individuals have no voting or investment power, as follows: Mr. Donald, 10,560 units; Mr. Hughes, 4,172 units; Senator Mack, 693 units; Mr. Rose, 11,443 units; Mr. Smith, 20,925 units; and all directors and executive officers as a group, 47,793 units.

Includes phantom stock units allocated to the Darden stock fund under our non-qualified deferred compensation plan with respect to which the individuals have no voting or investment power, as follows: Mr. Rivera, 27,343 units; and all directors and executive officers as a group, 27,343 units.

Includes restricted stock units awarded under the Director Stock Plan, with respect to which the individuals have no voting or investment power, as follows: Mr. Donald, 18,290 units; Mr. Hughes, 4,541 units; Mr. Rose, 18,290 units; Ms. Sastre, 3,041 units; Ms. Wilson, 6,090 units; and all directors and executive officers as a group, 50,252 units.

Includes restricted stock units awarded under our MIP as of May 30, 2004, with respect to which officers have no voting or investment power, as follows: Mr. Lee, 43,750 units; Mr. Sweatt, 13,311 units; and all directors and executive officers as a group, 62,061 units.

(3)	For any individual or group, the percentages are calculated by dividing (1) the number of shares beneficially owned by that individual or group, which includes shares underlying options exercisable within 60 days, by (2) the sum of (a) the number of shares outstanding on May 30, 2004 (158,016,466 shares), plus (b) the number of shares underlying options exercisable within 60 days held by just that individual or group. This calculation does not include phantom stock units or restricted stock units.

(4)	Includes 7,500 shares held in a trust for David H. Hughes.

(5)	Popularly known as Connie Mack, III, Senator Mack files Section 16 reports (Forms 3, 4 and 5) under his legal name of Cornelius McGillicuddy, III.

(6)	Mr. Rivera is our former President and Chief Operating Officer. See Note 11 on page 30.

(7)	Includes 38 shares held by one executive officer for a minor child.

SHARE OWNERSHIP

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

Except as indicated in the footnotes below, this table shows all persons and entities that we know to beneficially own more than five percent of our outstanding common shares as of the end of our fiscal year on May 30, 2004. As indicated in the footnotes, we have based this information on reports filed by these persons or entities with us and with the SEC.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Barclays Global Investors, N.A. 45 Freemont Street San Francisco, California 94105-2228	19,059,661	(3)	12.06%
Darden Savings Plan c/o American Express Retirement Services 733 Marquette Avenue Minneapolis, Minnesota 55402	11,447,120	(4)	7.24%

(1)	“Beneficial ownership” is defined under the Securities Exchange Act of 1934 to mean more than ownership in the usual sense. Under applicable rules, you beneficially own our common shares not only if you hold them directly, but also if you indirectly (such as through a relationship, a position as a director or trustee, or a contract or understanding) have or share the power to vote them, or sell them, or to acquire them within 60 days.

(2)	The figure reported is a percentage of the total of 158,016,466 common shares outstanding on May 30, 2004, excluding treasury shares.

(3)	Based on a Schedule 13G dated February 13, 2004, Barclay Global Investors, N.A. beneficially owned an aggregate of 19,059,661 shares either directly or through its affiliates or subsidiaries. Such entities had sole power to vote or direct the vote of 16,780,067 shares and sole power to dispose or direct the disposition of 16,791,467 shares.

(4)	The common shares owned by the Darden Savings Plan are held in trust for the benefit of participants in the plan, for which American Express Retirement Services is trustee, subject to the direction of the plan’s Administrative Committee. Participants are entitled to instruct the plan trustee how to vote all of our common shares allocated to their accounts (a total of 4,271,361 common shares as of May 30, 2004). All common shares allocated to participants for whom no voting instructions are received, and all unallocated common shares held by the plan (6,428,181 common shares as of May 30, 2004), will be voted by the trustee in the same proportion as it votes shares for which it did receive voting instructions.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

This table shows the cash compensation and certain other components of compensation for the last three fiscal years for our Chief Executive Officer and our five other most highly compensated executive officers for the fiscal year ended May 30, 2004.

		Annual Compensation					Long-Term Compensation Award
Name and Principal Position	Year	Salary $		Bonus $		Other Annual Compensation ($)(1)	Restricted Stock Awards ($)(2)(3)(4)		Securities Underlying Options (#)		All Other Compensation ($)(5)
Joe R. Lee Chairman of the Board and Chief Executive Officer	2004 2003 2002	842,801 814,018 775,240		815,400 478,600 1,085,900		— 1,749 —	853,125 — 545,534		175,000 300,000 367,500		545,535 373,004 692,959
Blaine Sweatt, III Executive Vice President and President, New Business Development	2004 2003 2002	463,759 434,133 413,461		— — —	(6) (6) (6)	— 1,114 —	259,565 — —	(6) (6) (6)	80,000 100,000 165,000		141,445 134,829 164,669
Clarence Otis, Jr.(7) Executive Vice President and President, Smokey Bones	2004 2003 2002	417,816 400,000 335,112		192,500 275,500 298,700		— 82 —	390,000 — 344,792	(9)	90,000 115,000 124,818	(8)	95,392 83,719 96,562
Andrew H. Madsen(10) Senior Vice President and President, Olive Garden	2004 2003 2002	401,537 360,000 271,518		454,300 276,900 273,000		360 652 402	341,250 — 137,137		80,000 72,000 66,615		143,128 82,079 84,086
Paula J. Shives Senior Vice President, General Counsel and Secretary	2004 2003 2002	363,047 327,902 291,826		281,000 173,500 253,700		— — —	234,000 — 127,437		53,000 65,000 75,000		120,225 83,046 98,411
Richard E. Rivera Former President and Chief Operating Officer	2004 2003 2002	678,576 621,153 544,325	(11)	— 333,300 515,200		— 768 —	658,125 — 453,570	(8)	135,000 125,000 172,500	(11) (11) (11)	1,002,113 210,559 276,456	(11)

(1)	These amounts relate to tax gross-ups. In accordance with SEC rules, perquisites are not reported because they did not exceed the smaller of $50,000 or ten percent of the total annual salary and bonus for the named executive officer.

(2)

Except where noted, amounts for fiscal 2002 are based on the closing market price ($27.40) of our common stock on June 19, 2002, the date of grant of fiscal 2002 restricted stock awards under the MIP. For awards made in 2002, participants were required to deposit with us one personally owned common share of Darden for every two shares of restricted stock awarded. For the restricted stock to vest, a participant’s personally owned shares must remain on deposit until the earlier of 100 percent vesting or three years. Restricted stock immediately vests in the event of a change in control of Darden. No restricted stock awards were made for fiscal 2003. Awards of restricted stock and restricted stock units made in June 2003 during fiscal 2004 under the MIP were made primarily for performance in the coming years. These grants appear in the table as fiscal 2004 awards. Amounts for

EXECUTIVE COMPENSATION

these fiscal 2004 awards are based on the closing market price ($19.50) of our common stock on June 19, 2003, the date of grant of fiscal 2004 restricted stock awards.

(3)	The number and aggregate value of restricted stock and restricted stock unit holdings (valued at the closing market price of our common stock of $22.50 on May 28, 2004, the last trading day of fiscal 2004) were as follows: Mr. Lee, 61,745 shares and 43,750 stock units ($2,373,638); Mr. Sweatt, 29,467 shares and 13,311 stock units ($962,505); Mr. Otis, 39,559 shares ($890,078); Mr. Madsen, 26,989 shares ($607,252); Ms. Shives, 25,270 shares ($568,575); and Mr. Rivera, 69,921 shares ($1,566,473).

(4)	Under the MIP, Mr. Lee received restricted stock awards of 19,910 shares in fiscal 2002 and 43,750 restricted stock units in fiscal 2004; Mr. Sweatt received 13,311 restricted stock units in fiscal 2004 and participated in a special bonus arrangement in fiscal years 2002-2004 (see Note 6); Mr. Otis received restricted stock awards of 5,476 shares in fiscal 2002 and 20,000 shares in fiscal 2004; Mr. Madsen received restricted stock awards of 5,005 shares in fiscal 2002 and 17,500 shares in fiscal 2004; Ms. Shives received restricted stock awards of 4,651 shares in fiscal 2002 and 12,000 shares in fiscal 2004; and Mr. Rivera received restricted stock awards of 9,446 shares in fiscal 2002 and 33,750 shares in fiscal 2004. All of these restricted stock and restricted stock unit awards vest ten years after the date of grant, except that accelerated vesting may occur for a variable percentage of these shares in each of the first five years following their grant, upon satisfaction of certain performance standards. Holders of restricted stock are entitled to receive dividends on those shares, and holders of restricted stock units receive dividend equivalents.

(5)	These amounts include vacation cash-in, non-cash awards and company matching contributions or allocations under FlexComp, our non-qualified deferred compensation plan. Salary or bonus deferred by a named executive officer into the FlexComp is reported in the Salary or Bonus column, respectively. For 2004, All Other Compensation consisted of the following: Mr. Lee, $31,804 vacation cash-in and $513,731 in FlexComp awards; Mr. Sweatt, $141,445 in FlexComp awards; Mr. Otis, $7,692 vacation cash-in and $87,700 in FlexComp awards; Mr. Madsen, $7,692 vacation cash-in, a $1,000 non-cash award and $134,436 in FlexComp awards; Ms. Shives, $120,225 in FlexComp awards; and Mr. Rivera, $74,619 vacation cash-in, $129,841 in FlexComp awards and $797,653 pursuant to a letter agreement (see Note 11).

(6)	Under the MIP, the Compensation Committee may provide for bonuses for special projects. Such an arrangement was made under the MIP with Mr. Sweatt, providing for a special bonus payable in cash and restricted stock in connection with the successful development of a new restaurant concept. During the four-year project period, portions of Mr. Sweatt’s annual MIP bonus may be invested and placed at risk. These portions of Mr. Sweatt’s bonus will be paid with additional cash and a grant of restricted stock upon approval by the Board of Directors of the new concept for national rollout, or otherwise forfeited. In fiscal 2002, 2003 and 2004, Mr. Sweatt invested all of his bonuses of $419,400, $258,500, and $376,900, respectively under this program. Although not reported in the table because it was invested, this bonus amount has been included for purposes of determining the five most highly compensated executive officers to be listed in the table. See “Long-Term Incentive Plans – Awards in Last Fiscal Year.”

(7)	Mr. Otis will become our Chief Executive Officer effective November 29, 2004, and is a nominee for election as a director. See his biography on page 8.

EXECUTIVE COMPENSATION

(8)	Mr. Otis received a one-time stock option grant of 15,000 shares related to his promotion to Executive Vice President and President, Smokey Bones.

(9)	Mr. Otis and Mr. Rivera each received a one-time restricted stock grant of 7,500 shares related to promotions, and the grants were approved by the Compensation Committee on March 20, 2002. In each case, the value of the restricted stock is $194,750, based on the closing market price ($25.97) of our common stock on April 1, 2002, the date of grant. The restricted stock vests 25 percent each year over a four-year period.

(10)	Mr. Madsen will become our President and Chief Operating Officer effective November 29, 2004, and is a nominee for election as a director. See his biography on page 8.

(11)	Mr. Rivera resigned from his positions as executive officer and director, and entered into an agreement with us dated February 3, 2004. Pursuant to the agreement, he received his regular base salary through January 18, 2004. The amount paid to him until that date is reported in the table as salary for 2004. From January 19, 2004 until July 17, 2005, he is on leave of absence and receives gross compensation of $12,865 per week, for a total payment of $1,003,499. The amount paid to Mr. Rivera during the period from January 18, 2004 through May 30, 2004, a total of $205,846, is included in the table for 2004 as Salary. The amount payable to Mr. Rivera for the period from May 31, 2004 through July 17, 2005, an aggregate of $797,653, is included under All Other Compensation for 2004. Mr. Rivera also received a vacation payout of $74,619, that is reported in the table for 2004 under All Other Compensation. Under the agreement, Mr. Rivera also is eligible to receive medical, dental and group life insurance coverage through July 17, 2005, although these benefits will cease if he is employed by another employer that offers coverage. Restricted stock and stock options awarded prior to the date of the agreement will continue to vest until July 17, 2005, but per the terms of the plans under which they were awarded, all unvested restricted stock and stock options will terminate at that time. In the table above, all of Mr. Rivera’s 135,000 options for 2004, 62,500 of the options for 2003, and 11,250 of the options for 2002 will be unvested as of July 17, 2005, and will terminate. Restricted stock awards for those years may or may not vest prior to July 17, 2005, based on company performance.

LONG-TERM INCENTIVE PLANS – AWARDS IN LAST FISCAL YEAR

Under the MIP, the Compensation Committee of the Board of Directors may provide for bonuses for special projects. Such an arrangement was made under the MIP with Mr. Sweatt, one of the executive officers named in the Summary Compensation Table, providing for a special bonus payable in cash and restricted stock in connection with the successful development of a new restaurant concept. During the four-year project period, portions of Mr. Sweatt’s annual MIP bonus may be invested and placed at risk. These portions of Mr. Sweatt’s bonus will be paid with additional cash and a grant of restricted stock upon approval by the Board of Directors of the new concept for national rollout, or otherwise forfeited. New restaurant development is important to us, and the compensation structure for key employees in this area is designed so that a significant portion of their compensation may be weighted toward long-term incentive compensation payable on achieving successful results. Mr. Sweatt elected to invest his fiscal 2004 bonus under this program as set forth in Note 6 to the Summary Compensation Table.

EXECUTIVE COMPENSATION

OPTION GRANTS IN LAST FISCAL YEAR

The following table summarizes awards of stock options during the fiscal year ended May 30, 2004, to the executive officers named in the Summary Compensation Table.

	Individual Grants (1)
Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Terms ($) (2)
						5% ($)		10% ($)
Joe R. Lee	175,000		5.25	19.32	6/19/2013	2,177,603		5,470,246
Blaine Sweatt, III	80,000		2.40	19.32	6/19/2013	995,476		2,500,638
Clarence Otis, Jr.	90,000		2.70	19.32	6/19/2013	1,119,910		2,813,218
Andrew H. Madsen	80,000		2.40	19.32	6/19/2013	995,476		2,500,638
Paula J. Shives	53,000		1.59	19.32	6/19/2013	659,503		1,656,673
Richard E. Rivera (3)	135,000	(3)	4.05	19.32	6/19/2013	1,679,865	(3)	4,219,827	(3)

(1)	All options were granted under the Stock Option and Long-Term Incentive Plan of 1995 at the fair market value of our common shares on the grant date (June 19, 2003) and generally expire ten years from the grant date. The options will become exercisable according to the following schedule: 50 percent after three years and 50 percent after four years. All options become exercisable immediately in the event of a change in control of Darden.

(2)	These assumed values result from prescribed rates of stock price appreciation. The actual value of the options is dependent on the future performance of our common shares and overall stock market conditions. There is no assurance that the values reflected in this table will be achieved.

(3)	Mr. Rivera is our former President and Chief Operating Officer. Pursuant to an agreement between us and Mr. Rivera (described in Note 11 to the Summary Compensation Table on page 30), all 135,000 of the options awarded to Mr. Rivera during fiscal 2004 will terminate prior to vesting, and he therefore will not realize gain from those options.

EXECUTIVE COMPENSATION

STOCK OPTION EXERCISES AND HOLDINGS

The following table summarizes the stock option exercises by the executive officers named in the Summary Compensation Table during the fiscal year ended May 30, 2004, and the value of the stock options held by these officers as of May 30, 2004.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)					Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(3)
			Conversion Plan (1)		1995 Plan (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable		Exercisable	Unexercisable
Joe R. Lee	227,501	2,649,865	223,971	—	2,407,967	1,029,532		35,369,783	4,789,059
Blaine Sweatt, III	91,489	1,052,135	92,545	—	820,998	416,250		12,306,436	2,002,050
Clarence Otis, Jr.	11,250	164,752	—	—	209,674	367,581		2,525,630	1,291,431
Andrew H. Madsen	—	—	—	—	206,508	216,508		1,963,464	751,696
Paula J. Shives	—	—	—	—	95,738	223,282		863,843	937,674
Richard E. Rivera (4)	243,749	3,849,308	—	—	778,375	510,875	(4)	9,731,125	2,181,300	(4)

(1)	These options were granted in 1995 under our Stock Option and Long-Term Incentive Conversion Plan as a result of the conversion of stock options granted by General Mills, Inc., our former parent company, to the named executive officers. General Mills options were adjusted so that two-thirds of the aggregate economic value of each stock option grant was retained in adjusted General Mills stock options, and one-third of the aggregate economic value of each stock option grant was converted into newly issued stock options to purchase our common shares. General Mills stock options retained by the named executive officers are not reported in this table. The aggregate economic value at the date of conversion of each named executive officer’s stock option grants was neither increased nor decreased as a result of these adjustments, other than small differences due to rounding of whole shares.

(2)	These options were granted under the Stock Option and Long-Term Incentive Plan of 1995.

(3)	The value of all unexercised in-the-money options equals the difference between the closing market price ($22.50) of our common stock on May 28, 2004, the last trading day of the fiscal year, and the exercise price, multiplied by the number of shares underlying such options.

(4)	Mr. Rivera is our former President and Chief Operating Officer. Pursuant to an agreement with Mr. Rivera (described in Note 11 to the Summary Compensation Table on page 30), 208,750 of the options awarded to Mr. Rivera under the 1995 Plan that were unexercisable at the end of fiscal 2004 will terminate prior to vesting. The value of those options at fiscal year end was $429,300, and after deducting that amount, the aggregate value of Mr. Rivera’s unexercised in-the-money options at fiscal year-end would be $1,752,000 instead of $2,181,300.

EXECUTIVE COMPENSATION

DO EXECUTIVE OFFICERS CURRENTLY PARTICIPATE IN A DEFINED BENEFIT RETIREMENT PLAN?

No. None of our executive officers are currently active participants in qualified retirement plans sponsored by us. Until May 1995, however, when we were a wholly owned subsidiary of General Mills, Inc. and were known as General Mills Restaurants, Inc., or “GMRI,” certain of our executive officers participated in qualified retirement plans sponsored by GMRI or by General Mills. Mr. Lee participated in GMRI’s qualified defined benefit plan until January 1, 1989, and from January 1, 1989 through January 1, 1995, he accrued benefits under the Supplemental Retirement Plan of General Mills. Prior to January 1, 1989, Mr. Sweatt participated in GMRI’s qualified defined benefit retirement plan. From January 1, 1989 through May 31, 1994, Mr. Sweatt accrued benefits under the Supplemental Retirement Plan of General Mills. Following our spin-off from General Mills in May 1995, the GMRI Retirement Income Plan became our Retirement Income Plan (“RIP”) to be funded from a pension trust maintained by us. Liability under the General Mills Supplemental Retirement Plan was transferred to us under a Supplemental Pension Plan (“SPP”) maintained for this purpose. Under the RIP and SPP, Mr. Lee and Mr. Sweatt will receive estimated annual aggregate benefits at normal retirement (age 65) of $368,448 and $51,935, respectively. These benefits are fixed, because the officers no longer are participating in the plans.

DO EXECUTIVE OFFICERS CURRENTLY PARTICIPATE IN ANY NON-QUALIFIED DEFERRED COMPENSATION PLAN?

Yes. We maintain a non-qualified deferred compensation plan for our officers and certain employees. Our FlexComp Plan permits participating executive officers to defer receipt of up to 25 percent of their base salaries and up to 100 percent of their annual incentive compensation. Amounts deferred under the plan are payable in cash on the date or dates selected by each participant in accordance with the terms of the plan or on such other date or dates specified in the plan. Deferred amounts are credited with rates of return based on the performance of several investment alternatives (which mirror the returns credited in the Darden Savings Plan), as selected by the participant. During fiscal 2004, all of the executive officers named in the Summary Compensation Table participated in the FlexComp Plan. We also make certain contributions to executive officers’ accounts under the FlexComp Plan as described in the Compensation Committee Report below.

DO ANY OF THE EXECUTIVE OFFICERS HAVE EMPLOYMENT AGREEMENTS?

No. None of our executive officers have employment agreements. We have an agreement dated February 3, 2004, with a former executive officer relating to his resignation as an executive officer and director. The agreement is described in Note 11 to the Summary Compensation Table on page 30.

DO EXECUTIVE OFFICERS HAVE ANY CHANGE-IN-CONTROL ARRANGEMENTS?

Yes. As of May 30, 2004, we had management continuity agreements with all of our executive officers named in the Summary Compensation Table, except Mr. Rivera. The agreements provide for severance payments equal to three times the annual compensation of the officer (determined by the then-current base salary plus highest cash bonus award during the preceding three years) and continuation of health and similar benefits for a three-year period if the officer is terminated without Cause or voluntarily terminates employment with Good Reason (as defined in the agreements) within two years after we have a change in control. One year’s compensation and continuation of benefits is provided if the officer is terminated without Cause more than two years after a change in control, or if he or she elects within 30 days after the first anniversary of the change of control to voluntarily terminate employment. The agreements

EXECUTIVE COMPENSATION

provide for an initial two-year term, and are extended on each anniversary date for two years from the anniversary date, unless prior notice is given by us that the agreement will not be extended. We also have entered into trust agreements to provide for payments under the management continuity agreements and our non-qualified deferred compensation plans, including the Compensation Plan for Non-Employee Directors, the MIP and the FlexComp Plan. Full funding is required upon a change in control of our company. In addition, stock options, restricted stock and restricted stock units issued under our stock plans are subject to accelerated vesting if we experience a change in control, as defined in those plans or related award agreements.

DO YOU HAVE SHARE OWNERSHIP GUIDELINES FOR EXECUTIVE OFFICERS?

Yes. In June 1997, we adopted share ownership guidelines for our officers, including our executive officers. In June 2003, we increased our guidelines by 50 percent so that the Chief Executive Officer is required to own common shares valued at a multiple of six times base salary. Other officer guidelines range from a multiple of three-fourths base salary to four and one-half times base salary, depending on the officer’s level of responsibility in the organization. The Chief Executive Officer and all officers generally must meet these levels within seven years of attaining their officer status, subject to transition periods upon implementing the new guidelines or promotion.

DO YOU PROVIDE LOANS FOR EXECUTIVE OFFICERS TO MEET THEIR SHARE OWNERSHIP GUIDELINES?

No. Effective July 30, 2002, and in compliance with the Sarbanes-Oxley Act of 2002, we no longer make new loans of any kind to our executive officers. However, loans to executive officers made prior to that date remain outstanding, and are expected to be repaid according to their terms. In that regard, to assist officers, including executive officers, in meeting their share ownership guidelines, we implemented the 1998 Stock Purchase/Option Award Loan Program. This program provided loans to officers to purchase shares of our common stock and awarded two options for every new share purchased, up to a maximum total share value equal to a designated percentage of the officer’s base compensation. The loans were full recourse and interest bearing, with a maximum loan amount of 75 percent of the value of the stock purchased. All stock purchased is held on deposit with us until the loans or applicable portion thereof are repaid. The interest rate for each loan was the applicable federal rate for mid-term loans with semi-annual compounding for the month in which the loan originated. As noted above, we no longer make new loans under this program to our executive officers or any other officers, but loans made prior to discontinuing the program remain outstanding. As of July 26, 2004, for our executive officers whose indebtedness exceeded $60,000, their maximum outstanding principal balances at any time since the beginning of fiscal 2004 were: Mr. Lee, $115,718; Mr. Otis, $90,619; Mr. Madsen $71,900; Ms. Shives, $67,976; and Laurie Burns, $61,495. The outstanding principal balances of these loans as of July 26, 2004, and their applicable interest rates were: Mr. Lee, $77,145 at 6.54 percent; Mr. Otis, $29,216 at 6.54 percent and $46,795 at 4.93 percent; Mr. Madsen, $34,090 at 4.93 percent and $34,154 at 4.47 percent; Ms. Shives, $67,976 at 5.3 percent; and Ms. Burns, $13,034 at 5.21 percent and $48,461 at 5.92 percent.

ARE THERE ANY OTHER RELATIONSHIPS OR RELATED TRANSACTIONS BETWEEN US AND OUR MANAGEMENT?

No. Except as discussed above, there are no other relationships or related transactions between us and our directors or executive officers of the type and amount required to be disclosed under applicable SEC rules.

COMPENSATION COMMITTEE REPORT

WHO IS ON THE COMPENSATION COMMITTEE AND WHAT DOES IT DO?

The Compensation Committee of the Board of Directors is comprised of four outside independent directors. The Committee discharges the responsibilities of the Board relating to compensation of our Chief Executive Officer and other executives. The Committee also is responsible for overseeing our compensation and benefit policies, including those that govern annual and long-term compensation, as well as our stock ownership programs. From time to time the Committee uses independent consultants to provide it with background information to assist it in performing its duties.

WHAT IS YOUR PHILOSOPHY OF EXECUTIVE COMPENSATION?

We use cash and stock-based compensation for three purposes:

•	To align executives’ interests with those of shareholders;

•	To focus executives on short- and long-term business strategies; and

•	To reward individual, business unit and corporate performance.

Ultimately, the objective of our compensation program is to maximize our success. As detailed in the Summary Compensation Table, a significant portion of our pay for executives is variable and linked to performance.

We also evaluate our compensation programs to assure they are competitive with those of comparable companies. The peer group against which compensation and performance are compared is comprised of publicly traded chain restaurant companies with substantial market capitalization. Supplemental pay data is obtained for hospitality, retail and other general industry companies. The compensation peer group is a broader group than the S&P Restaurants Index used in the total shareholder return performance graph at the end of this proxy statement. The S&P Restaurants Index is the only published index for purposes of such comparison, but does not include all appropriate compareable companies for compensation purposes.

WHAT IS YOUR GOAL FOR CASH COMPENSATION?

Our goal for cash compensation is to pay competitive base salaries, with the potential for incentive compensation under the Management and Professional Incentive Plan (“MIP”). If individual and corporate or unit performance is above median compared with the compensation peer group described above, then total cash compensation is intended to be above median within that group. Conversely, if performance is below median compared with the compensation peer group, then total cash compensation is intended to be below median.

HOW ARE BASE SALARIES FOR EXECUTIVES DETERMINED?

Base salaries for executive officers are determined annually by the Committee based on the individual performance of the executive officer and the executive’s pay relative to the compensation peer group.

WHAT IS THE MANAGEMENT AND PROFESSIONAL INCENTIVE PLAN?

Annual incentive awards are granted by the Committee to executive officers under our MIP, and are paid in a combination of cash and restricted stock. Awards to key executives are based on the potential future impact of the individual’s position on overall corporate results as measured by the position, level and base salary of the individual and the degree to which the individual can affect the results.

As required by the MIP, the Committee met on June 15, 2004, to evaluate our performance for fiscal 2004 and determine a corporate rating. This rating was based upon diluted earnings per share (“EPS”) growth, return on gross investment (“ROGI”), and sales growth for

COMPENSATION COMMITTEE REPORT

fiscal 2004 compared to the targets approved by the Committee at the inception of fiscal 2004. These determinations resulted in the cash bonus payments listed in the Summary Compensation Table for the Chief Executive Officer and other named executive officers for fiscal 2004.

The Committee set MIP targets for fiscal 2005 at its meeting on July 16, 2004. For fiscal 2005, goals have been set to continue to build confidence within the financial community as well as the employee teams. Accordingly, the fiscal 2005 targets set by the Committee require achievement of considerable levels of EPS growth, ROGI, and sales growth.

Under the MIP, the Committee may provide for bonuses for special projects. New restaurant development is important to us, and the compensation structure for key employees in this area is designed so that a significant portion of their compensation may be weighted toward long-term incentive compensation payable on achieving successful results. Such an arrangement was made under the MIP in fiscal 2002 with Mr. Sweatt, one of the executive officers named in the Summary Compensation Table, providing for a special bonus payable in cash and restricted stock in connection with the successful development of a new restaurant concept. During the four-year project period, portions of Mr. Sweatt’s annual MIP bonus may be invested and placed at risk. These portions of Mr. Sweatt’s bonus will be paid with additional cash and a grant of restricted stock upon approval by the Board of Directors of the new concept for national rollout, or otherwise forfeited. Mr. Sweatt elected to invest his 2004 bonus under this program as set forth in Note 6 to the Summary Compensation Table.

WHAT ARE THE COMPONENTS OF STOCK-BASED COMPENSATION?

The Committee and management believe that broad and deep employee share ownership effectively facilitates the building of shareholder wealth and aligns the interests of employees with those of the shareholders. Our stock plans enable us to attract and retain able employees with stock options, restricted stock and restricted stock units. Awards are made to employees who are responsible for the growth and sound development of our business.

Stock options are granted by the Committee to executive officers and other employees based on their potential future impact on corporate results (i.e., the employee’s level of responsibility in the organization), criticality to the organization (due to unique knowledge or skills, succession planning or other organizational needs), and performance (including business unit, corporate, and past and anticipated future individual performance levels). During the fiscal year ended May 30, 2004, options were granted to a total of 79 officers and 5,029 additional employees. Stock option grants to the Chief Executive Officer and other executive officers are periodically reviewed against option grants made by other large restaurant, hospitality and retail companies in the compensation peer group previously described.

Our plans permit executives to exchange part of their annual cash incentive compensation for additional stock options. The number of options granted is based on the amount of the incentive payout being exchanged and the present value of the stock options to be received. Executive officers may exchange a maximum of 50 percent of their annual cash incentive compensation for stock options.

Our stock plans also authorize the Committee to approve awards to selected employees of restricted stock and restricted stock units in an amount up to 4,220,000 of the total of 47,250,000 shares originally authorized for issuance under the plans. The Committee determines the number of shares to be awarded, the length of the restricted period, the purchase price, if any, to be paid by the participant, and whether any other restrictions will be imposed with respect to the awards.

COMPENSATION COMMITTEE REPORT

Prior to June 2003, the majority of restricted shares were granted under a stock matching feature of the MIP. The number of shares granted was based on the participant’s annual bonus, which in turn was based on performance for the year just ended. The grants also required participants to place on deposit one share of personally owned common stock for every one or two shares of restricted stock awarded, depending on the employee’s position.

Beginning with grants made in June 2003, we eliminated the tie between grants of restricted stock or restricted stock units, and the annual bonus, so that the size of the grant is no longer based solely on prior year performance. Instead, restricted stock and restricted stock unit grants are primarily prospective and are based on the same factors discussed above that determine the size of annual stock option awards: potential future impact of the employee, criticality going forward, and performance. We also eliminated the deposit share matching requirement, although shares previously deposited will remain on deposit in accordance with the terms of the prior matching grants. The new restricted stock awards will also generally vest in four years instead of three, while grants for officers will continue to vest in ten years, subject to accelerated performance-based vesting.

Also beginning with grants made in June 2003, we sought to increase executive and shareholder financial alignment by increasing executive share ownership requirements by 50 percent over prior standards. The new share ownership requirement is six times annual base salary for the Chief Executive Officer and between three-fourths and four and one-half times base salary for other officers. In addition, we reduced targeted levels of stock-based compensation for executives in order to more efficiently manage our share reserves and to proactively respond to increasing shareholder sensitivity to dilution.

The Summary Compensation Table summarizes the option, restricted stock and restricted stock unit awards granted for fiscal 2004, 2003 and 2002 to the five most highly compensated executive officers and one former executive officer. Further details regarding options granted in fiscal 2004 are provided under “Option Grants In Last Fiscal Year.” Included in the totals are options granted in exchange for annual cash incentive payouts.

DO EXECUTIVE OFFICERS CURRENTLY PARTICIPATE IN A DEFINED BENEFIT RETIREMENT PLAN?

No. None of our executive officers currently are active participants in qualified retirement plans sponsored by us. Prior to January 1, 1995, certain of our current executive officers participated in defined benefit plans maintained (1) by us when we were known as General Mills Restaurants, Inc., and were a wholly owned subsidiary of General Mills, Inc., or (2) by General Mills, Inc., and will receive benefits under those plans upon retirement, as explained on page 33 under “Executive Compensation.”

WHAT DEFERRED COMPENSATION BENEFITS ARE PROVIDED?

Our executive officers, along with other employees who are ineligible to participate in our qualified plans, participate in a non-qualified deferred compensation plan. This plan was designed to provide benefits in lieu of qualified retirement plans maintained by us and by our former parent, General Mills, Inc. For executive officers hired on or prior to June 25, 2000, which includes all of the named executive officers in the Summary Compensation Table on page 28, one portion of our annual contribution to the plan ranges from 1.5 percent to 7.2 percent of the officer’s eligible annual earnings based on our performance. The second portion of our annual contribution ranges from two percent to 20 percent of the officer’s eligible annual earnings based on the officer’s age and, if applicable, the years of service during which the officer was covered by our qualified retirement plan. For executive officers hired after June 25, 2000, new plan participants receive an annual

COMPENSATION COMMITTEE REPORT

contribution of four percent of the officer’s eligible annual earnings in place of the age and service contributions. Participants elect to have their contributions credited with market rates of return based on several investment alternatives, which mirror the returns credited in the Darden Savings Plan. The plan does not have a guaranteed rate of return or guaranteed retirement benefit. The annual contributions made by us for the accounts of the Chief Executive Officer and the other five most highly compensated executive officers are shown in the “All Other Compensation” column of the Summary Compensation Table.

WHAT ARE THE BASES FOR THE CHIEF EXECUTIVE OFFICER’S COMPENSATION?

The Committee determines the Chief Executive Officer’s base salary, annual bonus, and stock option grant based on performance and an assessment of competitive market compensation practices for chief executive officers. The Committee met on June 15, 2004, to evaluate the Chief Executive Officer’s performance for fiscal 2004, and its evaluation was reported to the independent directors of the Board. Mr. Lee’s annual base salary rate was increased by 4.5 percent. For fiscal 2004, the performance rating determined by the Committee under the MIP for Mr. Lee resulted in a bonus of $815,400. The rating and resulting bonus for Mr. Lee are based on various factors, including our performance against stated financial targets (i.e., EPS growth, ROGI, sales growth, adjusted debt to adjusted capital ratio, fixed charge coverage ratio, and growth in operating profit). In addition, consideration was given to Mr. Lee’s leadership in strengthening the organization, developing a Chief Executive Officer succession plan, and successfully positioning the organization for long-term growth.

ARE THERE LIMITS ON THE DEDUCTIBILITY OF EXECUTIVE COMPENSATION?

Yes. Unless the conditions specified in the regulations under Section 162(m) of the Internal Revenue Code are met, we may not be entitled to deduct, for federal income tax purposes, certain compensation in excess of $1 million per year paid to persons named in the Summary Compensation Table. We believe that we meet all requirements for deductibility of executive compensation. We will continue to monitor whether our plans require amendment to continue to meet the deductibility requirements of the tax law without compromising the flexibility needed to meet our executive compensation goals.

IS THE COMMITTEE SATISFIED THAT OUR EXECUTIVE COMPENSATION PLANS MEET OUR OBJECTIVES?

Yes. The Compensation Committee is satisfied that the compensation and long-term incentive plans established for the Chief Executive Officer and the other executive officers are structured and administered to support our business strategy and to create strong linkage and alignment with our long-term best interests and those of our shareholders. The Committee will periodically reevaluate these programs to ensure they continue to do so.

WHO FURNISHED THIS REPORT?

This report has been furnished by the members of the Compensation Committee:

Michael D. Rose, Chair

Dr. Leonard Berry

Odie C. Donald

Rita P. Wilson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

No member of our Compensation Committee has ever served as one of our officers or employees, or has served as an officer or employee of one of our subsidiaries, or has had any relationship with us requiring disclosure under applicable SEC regulations.

AUDIT COMMITTEE REPORT AND AUDITS FEES

AUDIT COMMITTEE REPORT

WHO SERVES ON THE AUDIT COMMITTEE AND WHAT DOES IT DO?

The Audit Committee is composed of four non-employee directors, all of whom are independent under our Corporate Governance Guidelines and the New York Stock Exchange listing standards. The responsibilities of the Audit Committee include assisting with Board oversight of:

•	The integrity of our financial statements;

•	Our compliance with legal and regulatory requirements;

•	The independent registered public accounting firm’s qualifications and independence; and

•	The performance of our internal audit function and independent registered public accounting firm.

The Audit Committee also appoints our independent registered public accounting firm, subject to shareholder ratification.

HOW DO THE RESPONSIBILITIES OF THE AUDIT COMMITTEE, MANAGEMENT AND OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DIFFER?

Management is responsible for our internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and issuing a report on the audit. The Audit Committee’s responsibility is to monitor and oversee these processes.

DOES THE AUDIT COMMITTEE HAVE A CHARTER?

Yes. The Audit Committee acts under a written charter adopted by the Board of Directors, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. An amended version of the Audit Committee’s charter was approved by the Board of Directors on March 25, 2004, and a copy is attached to this proxy statement as Exhibit C. The Audit Committee reviews the charter annually and remained in compliance with the charter during fiscal 2004.

HAS THE AUDIT COMMITTEE REVIEWED OUR AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED MAY 30, 2004?

Yes. The Audit Committee has:

•	Reviewed and discussed the audited consolidated financial statements with our management; and

•	Discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

HAS THE AUDIT COMMITTEE REVIEWED THE INDEPENDENCE OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM?

Yes. The Audit Committee has received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP that firm’s independence from us.

HAS THE AUDIT COMMITTEE MADE A RECOMMENDATION REGARDING OUR AUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR FISCAL 2004?

Yes. Based upon the reviews and discussions with management and the independent registered public accounting firm described above, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended May 30, 2004 for filing with the SEC.

AUDIT COMMITTEE REPORT AND AUDITS FEES

HAS THE AUDIT COMMITTEE REVIEWED THE FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM DURING FISCAL 2004?

Yes. The Audit Committee has reviewed and discussed the fees paid to KPMG LLP during the last fiscal year for audit and non-audit services, which are set forth below under the caption “Independent Registered Public Accounting Firm Fees and Services,” and has determined that the provision of the non-audit services is compatible with the firm’s independence.

WHO FURNISHED THIS REPORT?

This report has been furnished by the members of the Audit Committee:

Jack A. Smith, Chair

David H. Hughes

Senator Connie Mack, III

Maria A. Sastre

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

AUDIT FEES.

During fiscal 2004 and fiscal 2003, the aggregate fees billed or estimated to be billed to us for professional services rendered by KPMG LLP for the audit of our annual financial statements, review of financial statements included in our Form 10-Qs or services normally provided by our accountants in connection with statutory and regulatory filings or engagements were $400,000 and $442,400, respectively.

AUDIT-RELATED FEES.

During fiscal 2004 and fiscal 2003, the aggregate fees billed to us or estimated to be billed to us for assurance and related services by KPMG LLP that were reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees” above were $41,000 and $69,560, respectively. The services provided consisted in both years of audits of our employee benefit plans and the Darden Restaurants, Inc. Foundation.

TAX FEES.

During fiscal 2004 and fiscal 2003, the aggregate fees billed to us for professional services rendered by KPMG LLP for tax compliance, tax advice, and tax planning were $176,400 and $127,090, respectively. The services provided consisted in both years of Canadian and Singapore tax return preparation, and in fiscal 2004 included unclaimed property tax planning.

ALL OTHER FEES.

During fiscal 2004 and fiscal 2003, the aggregate fees billed to us for other products or services provided by KPMG LLP, other than the services reported above, were $1,350 and $1,350, respectively. The services provided consisted of a subscription to an accounting website.

PRE-APPROVAL POLICY.

Pursuant to our policy on Pre-Approval of Audit and Non-Audit Services, a copy of which is posted on our website, we discourage the retention of our independent registered public accounting firm for non-audit services. We will not retain our independent registered public accounting firm for non-audit work unless:

•	In the opinion of senior management, the independent registered public accounting firm possesses unique knowledge or technical expertise that is superior to that of other potential providers;

•	The approvals of the Chair of the Audit Committee and the Chief Financial Officer are obtained prior to the retention; and

•	The retention will not affect the status of the independent registered public accounting firm as “independent accountants” under applicable rules of the SEC, Independence Standards Board, and New York Stock Exchange.

AUDIT COMMITTEE REPORT AND AUDITS FEES

The details regarding any engagement of the independent registered public accounting firm for non-audit services are provided promptly to the full Audit Committee. During fiscal 2004 and 2003, all of the services provided by KPMG LLP for the services described above under Audit-Related Fees, Tax Fees and All Other Fees were pre-approved using the above procedures, and none were provided pursuant to any waiver of the pre-approval requirement.

STOCK PERFORMANCE GRAPH

This graph compares our total shareholder returns against the Standard & Poor’s (“S&P”) 500 Stock Index, and our industry peer group as measured by the S&P Restaurants Index. The graph assumes that $100 was invested in our common shares and the other indices on May 28, 1999, the last trading day for our fiscal year ended May 30, 1999, and that all dividends were reinvested. The companies included in the S&P Restaurants Index, in addition to Darden, were as follows: McDonald’s Corporation; Starbucks Corporation; YUM! Brands, Inc.; and Wendy’s International, Inc. The stock prices shown are historical and do not determine future performance.

COMPARISON OF FIVE-YEAR TOTAL RETURN

DARDEN RESTAURANTS, INC., S&P 500 STOCK INDEX

AND S&P RESTAURANTS INDEX

Total Return Index	5/28/99	5/28/00	5/27/01	5/26/02	5/25/03	5/30/04
Darden Restaurants, Inc.	100.00	88.93	136.65	177.94	130.96	161.18
S&P 500 Stock Index	100.00	107.14	100.52	86.44	75.78	92.62
S&P Restaurants Index	100.00	90.74	84.09	92.32	65.60	98.86

GENERAL

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10 percent of our common shares to file with the SEC and the New York Stock Exchange reports of ownership and changes in ownership of our common shares. Directors, executive officers and greater than 10 percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on a review of the copies of these reports furnished to us since the beginning of fiscal 2004 and written representations that no other reports were required, all Section 16(a) filing require-ments applicable to our directors and executive officers were satisfied during fiscal 2004, except that Forms 4 for Laurie Burns, Linda Dimopoulos, Steve Helsel, Joe Lee, Dan Lyons, Drew Madsen, Barry Moullet, Clarence Otis, Paula Shives and Blaine Sweatt were filed late in July 2003 to report the equity awards made to them on June 19, 2003, after it was discovered that the original filings made on June 23, 2003 with new software contained an incorrect file number. A Form 4 for Rick Walsh also was filed one day late on June 24, 2003 to report the same equity award.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO SHAREHOLDERS.

SEC rules require us to provide an Annual Report to shareholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record.

Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended May 30, 2004 (not including exhibits or documents incorporated by reference), are available without charge to shareholders upon written or oral request to Investor Relations, Darden Restaurants, Inc., 5900 Lake Ellenor Drive, Orlando, Florida 32809, phone toll free 1-800-832-7336 or via the Internet at www.irinfo@darden.com.

YOUR VOTE IS IMPORTANT!

Please promptly mark, sign, date and return your proxy card in the enclosed envelope or follow the instructions on your card to vote by Internet or telephone.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ PAULA J. SHIVES
Paula J. Shives
Senior Vice President,
General Counsel and Secretary

August 18, 2004

EXHIBIT A

DARDEN RESTAURANTS, INC.

EMPLOYEE STOCK PURCHASE PLAN

1. Purpose of the Plan. The purpose of the Darden Restaurants, Inc. Employee Stock Purchase Plan (the “Plan”) is to provide an opportunity for eligible employees of Darden Restaurants, Inc. (the “Company”) and designated subsidiaries to obtain an ownership interest in the Company through purchases of shares of the Company’s common stock, no par value (being referred to herein as the “Shares”), as an incentive to promote the profitable growth of the Company. A portion of the Plan permits the purchase of Shares through an “employee stock purchase plan,” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and to the extent such Shares are purchased through that portion of the Plan, it is intended that such portion of the Plan be treated as a separate plan which shall comply with Section 423 of the Code in all respects. Separately, to the extent provided in Section 18 and Section 26 of this Plan document, certain provisions of this Plan document govern the purchase of Shares other than through the portion of the Plan governed by Section 423 of the Code and it is intended that such purchases shall not be subject to the requirements of Section 423 of the Code.

2. Subsidiary. For purposes of the Plan, the term “subsidiary” shall mean any corporation (whether or not in existence at the time the Plan is adopted) which is a subsidiary of the Company under the definition of “subsidiary corporation” contained in Section 424(f) of the Code, or any similar provision hereafter enacted. The term “designated subsidiary” is any subsidiary, as defined in the preceding sentence, which is designated as a participating subsidiary by the Compensation Committee of the Board of Directors of the Company (the “Committee”).

3. Shares Subject to the Plan. There shall be available Three Million Six Hundred Thousand (3,600,000) Shares for purchase under the Plan; provided, however, that the number of Shares which may be issued under the Plan shall be equitably adjusted by the Board to reflect any stock dividend, stock split, recapitalization, share combination, or similar change in the capitalization of the Company. The Shares available for purchase under the Plan may be authorized but unissued shares, treasury shares or shares acquired in the open market or otherwise. Up to Three Million Five Hundred Thousand (3,500,000) of the available Shares shall be available as part of this Plan which is subject to Section 423 of the Code.

4. Custodian. The Company shall be the Custodian for the Plan, unless the Committee shall in its discretion select a third party to be the Custodian. Such Custodian shall be known as the Custodian for the Employee Stock Purchase Plan (the “Custodian”).

5. Eligibility Requirements and Joining the Plan.

a. With respect to the portion of this Plan subject to Section 423 of the Code, any employee of the Company or a designated subsidiary shall be “eligible” to participate in the Plan, other than (i) employees whose “customary employment” is twenty (20) hours or less per week, (ii) employees whose customary employment is for not more than five (5) months in any calendar year, (iii) employees who have been employed for less than one (1) year from hire date, (iv) persons who are both highly compensated employees (within the meaning of Section 414(q) of the Code) and subject to Section 16(b) of the Securities Exchange Act of 1934, and (v) employees who, immediately after the grant of the right to purchase Shares hereunder, would own (within the meaning of Section 423(b)(3) of the Code) shares (including Shares which such employee may purchase under the Plan or shares under any outstanding option) possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any subsidiary. “Customary employment” of twenty (20) hours or less per week shall be determined, after one (1) year of employment, bi-annually, based on the average of such hours during the preceding six (6) month period, and such determination shall affect eligibility only for Offering Periods commencing after such determination.

b. Any eligible employee may enroll in the Plan by submitting to the Company’s Benefit Services Department (“Benefit Services”) a properly completed and executed Stock Purchase and Payroll Deduction Agreement (“Purchase Agreement”). Except in the case of subsequent ineligibility or withdrawal from the Plan, he or she may commence payroll deductions and/or check or money order contributions at the beginning of the first Offering Period (hereinafter defined) following enrollment, provided that a properly completed and executed Purchase Agreement is received by Benefit Services at least ten (10) business days prior to the beginning of such Offering Period. Employees participating in the Plan are referred to as “Participants.”

6. Stock Purchase and Payroll Deduction Agreement.

a. An employee wishing to purchase Shares pursuant to the Plan shall complete and execute a Purchase Agreement. A Participant may specify as the amount to be deducted from his or her compensation an amount that may not exceed $5,000 per calendar quarter and which may not be less than $10 per pay period. A Participant may increase, decrease, or stop the amount to be deducted from his or her compensation by delivering to Benefit Services a new Purchase Agreement, which shall become effective within ten (10) business days of receipt by Benefit Services.

b. Participants may also make contributions via personal check or money order for the purchase of Shares under the Plan. These check or money order contributions are to be included in the $5,000 per calendar quarter contribution limitation. In order to purchase Shares on the next Purchase Date (hereinafter defined), the check or money order contributions must be received by Benefit Services at least ten (10) business days before such Purchase Date.

c. Notwithstanding the foregoing, with respect to Shares acquired pursuant to the portion of the Plan subject to Section 423 of the Code, no Participant shall have the right to purchase Shares under the Plan if such right would permit such employee to purchase Shares under the Plan and shares under all other “employee stock purchase plans,” as defined in Section 423(b) of the Code, of the Company and its subsidiaries at an aggregate rate exceeding $25,000 of the fair market value of such shares (determined as of the date such right to purchase is granted) for each calendar year in which such right to purchase is outstanding at any time, as in accordance with the provisions of Section 423(b)(8) of the Code and any regulations promulgated thereunder. In addition, no Participant may purchase greater than 1,000 Shares during a calendar quarter.

7. Maintenance of Employees’ Contributions. The Company will retain, on behalf of each Participant, the amounts withheld from each Participant’s compensation pursuant to Section 6.a. and contributed by each Participant pursuant to Section 6.b. The Company will apply such amounts to the Participant’s purchase of Shares in accordance with the provisions of the Plan. No interest will be paid to the Participants on such amounts.

8. Duties of Custodian; Stock Purchase Accounts. The Company will hold as Custodian all funds received by it under the Plan and all of the Shares acquired under the Plan, until delivery thereof to the Participants hereunder. The Custodian or its designee shall establish and maintain an account in the name of each Participant for the purpose of tracking (i) the amounts withheld from such Participant’s compensation pursuant to Section 6.a., (ii) the amounts contributed by such Participant pursuant to

Section 6.b., (iii) the number of whole and fractional Shares held by such Participant, and (iv) the amount of any dividends or other distributions paid on Shares held in such Participant’s account. The Custodian may rely on all orders, requests, and instructions with respect to the Plan given in writing and signed by the Chairman of the Committee and the Custodian shall not be liable to any person for any action taken in accordance therewith.

9. Purchase of Shares.

a. Unless otherwise determined and announced by the Committee at least ten (10) business days prior to the beginning of an Offering Period, each calendar quarter shall be an “Offering Period” under the Plan. The Committee may, in its discretion, change the Offering Period from time to time; provided, that any change in the Offering Period must be announced at least ten (10) business days prior to the beginning of the new Offering Period; and provided further, that in no event shall an Offering Period be greater than one (1) year.

b. On the last day of each Offering Period during which trading in securities generally occurs on the New York Stock Exchange (the “Purchase Date”), the Custodian shall apply the funds accumulated in each Participant’s account pursuant to Sections 6.a. and 6.b. to the purchase of Shares. Unless otherwise determined and announced by the Committee at least ten (10) business days prior to the beginning of an Offering Period, the purchase price of Shares as of the Purchase Date shall be eighty-five percent (85%) of the mean between the highest and lowest selling prices of a share as quoted on the New York Stock Exchange on either (i) the last day of the Offering Period during which trading in securities generally occurs on the New York Stock Exchange or (ii) the first day of the Offering Period during which trading in securities generally occurs on the New York Stock Exchange, whichever is lower (the “Discounted Purchase Price”). The Committee may, in its discretion, change the Discounted Purchase Price from time to time; provided, that any change in the Discounted Purchase Price must be announced at least ten (10) business days prior to the beginning of an Offering Period in order to be effective for that Offering Period; and provided further, that in no event shall the Discounted Purchase Price be less than eighty-five percent (85%) of the mean between the highest and lowest selling prices of a share as quoted on the New York Stock Exchange on either (i) the last day of the Offering Period during which trading in securities generally occurs on the New York Stock Exchange or (ii) the first day of the Offering Period during which trading in securities generally occurs on the New York Stock Exchange, whichever is lower. The Custodian shall purchase as many whole Shares and fractional Shares at the Discounted Purchase Price as may be purchased with the funds accumulated in each Participant’s account pursuant to Sections 6.a. and 6.b. as of the Purchase Date. Notwithstanding the foregoing, the Custodian shall have the right to defer the purchase of Shares during periods of extreme market instability whenever the Custodian determines that such a deferred purchase will protect the interests of Participants. All purchases of Shares shall be made in the name of the Custodian or its nominee. If the purchases for all Participants for any Offering Period would otherwise cause the aggregate number of Shares sold under the Plan to exceed the number of Shares specified in Section 3 of the Plan, each Participant shall be allocated a pro rata portion of the Shares to be sold for such Offering Period.

10. Transfer of Shares to Participants.

a. A Participant at any time may request that the Shares accumulated on his or her behalf under the Plan be transferred from the name of the Custodian into the name of the Participant, and subject to the proviso contained in the following paragraph b., a certificate evidencing such Shares (the “Certificated Shares”) shall be issued in the name of and delivered to the Participant. Dividends paid on Certificated Shares owned by Participants shall not be reinvested under the Plan in accordance with Section 18, but instead will be paid to the Participant as soon as practicable.

b. Shares acquired under the Plan may not be sold or otherwise disposed of for at least one (1) year after the date on which the Shares were acquired by the Custodian for the account of the Participant, except in the case of termination of employment, retirement, death, or disability. Any Certificated Shares delivered to a Participant prior to the expiration of such one-year period shall contain a legend to reflect such restriction.

11. Shares Retained by Custodian. All rights accruing to an owner of record of Shares held by the Custodian shall belong to and be vested in the Participant for whose account such Shares are being held, including the right to all dividends declared in respect of such Shares, and the right to receive all notices of shareholders’ meetings and to vote thereat to the same extent as if such Shares were held for the Participant in street name by a member firm of the New York Stock Exchange.

12. Withdrawal from the Plan.

a. Involuntary Withdrawal. Any Participant who for any reason ceases to be eligible to participate in the Plan, but continues to be employed by the Company or any designated subsidiary (“Non-eligible Employee”) shall be withdrawn from the Plan and shall no longer be eligible to purchase Shares pursuant to the Plan. All payroll deductions shall cease to be effective as of the first date of ineligibility, and the amount of any payroll deductions, Participant contributions and cash dividends in his or her account shall be applied to purchase Shares in accordance with the applicable provisions of the Plan unless such Non-eligible Employee has delivered a written notice to, and in a form provided by, Benefit Services, at least ten (10) business days prior to the next Purchase Date and subject to such terms and conditions as the Committee in its discretion may impose, electing to receive the entire cash balance in his or her account in cash within thirty (30) days after the end of the Offering Period. No interest will accrue for the benefit of, or be payable to, the Non-Eligible Employee with respect to any such amounts. Previously purchased Shares may be retained by the Custodian, unless otherwise instructed by the Non-eligible Employee. Any dividends on Shares after the date of ineligibility shall be paid to the Non-eligible Employee.

b. Voluntary Withdrawal. Any Participant may voluntarily withdraw from the Plan and terminate his or her Purchase Agreement by delivery of written notice to, and in a form provided by, Benefit Services. If such written notice is received by Benefit Services at least ten (10) business days prior to the next Purchase Date, the Participant will receive the entire cash balance in his or her account in cash, together with all Shares held by the Custodian which have been allocated to his or her account and cash equal to any fractional Share in such account, within thirty (30) days after the effective date of the withdrawal. If such written notice is not received by Benefit Services at least ten (10) business days prior to the next Purchase Date, the amount of any payroll deductions, Participant contributions and cash dividends in such Participant’s account shall be applied to purchase Shares in accordance with the applicable provisions of the Plan and the Participant shall receive all Shares held by the Custodian which have been allocated to his or her account, together with cash equal to any fractional Share in such account, within thirty (30) days following the end of the Offering Period in which such written notice was received by Benefit Services. No interest will accrue for the benefit of, or be payable to, the withdrawing Participant with respect to any such amounts. A Participant who voluntarily withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Offering Period following the date of such withdrawal and only if he or she complies with the provisions of Section 5.b. of the Plan.

13. Termination of Employment, Retirement, Disability, and Death. If employment of any Participant with the Company or any designated subsidiary shall terminate prior to the end of any Offering Period because of his or her termination, retirement, death, or disability, then all further payroll deductions shall cease as of the date of such termination and the Participant (or the Participant’s beneficiary or estate as provided for herein) will receive the entire cash balance in his or her account in cash, together with all Shares held by the Custodian which have been allocated to his or her account and cash equal to any fractional Share in such account, within thirty (30) days following the date of such termination. No interest will accrue for the benefit of, or be payable to, the Participant (or the Participant’s beneficiary or estate) with respect to any such amounts.

14. Beneficiary. A Participant may designate a person or persons, firm, corporation, or other entity as the Participant’s beneficiary by written designation filed with the Company prior to death. The Participant’s most recent written designation shall apply at the time of death. If a Participant is married at the time of his or her death, the designation of someone other than the Participant’s spouse shall be valid only if such spouse has formally consented in writing to the designation of a different beneficiary, the consent acknowledges the effect of such designation, and the consent is witnessed by two persons of legal age or notarized by a notary public. If, at the time of the Participant’s death, there is no beneficiary designated or surviving, the beneficiary shall be the Participant’s estate. Determination of the beneficiary in each case shall be made by the Custodian.

15. Transferability of Interest in the Plan. The right to purchase Shares which is granted hereunder shall not be assignable or transferable by the Participant and may be exercised only by the Participant. Participants may not in any manner assign or create a lien on any funds or Shares held under the Plan. Except as otherwise required by law, the Custodian will in no event recognize or honor an attempted assignment of, or creation of a security interest in, or attachment by creditors of, any funds or Shares held under the Plan.

16. Administration of the Plan. The Plan shall be administered by the Committee. The Committee’s determinations as to any questions which may arise with respect to the interpretation of the Plan provisions shall be final and binding, and the Committee may prescribe such rules as the Committee deems necessary to effectuate the provisions of the Plan. The Committee shall receive no additional compensation for serving as administrator of the Plan. The Committee may delegate its authority to administer the Plan to a Custodian and/or to such directors, officers, employees or agents of the Company as it may deem appropriate from time to time.

17. Expenses. The Company shall pay all costs of administering the Plan, except that the Participant shall pay the costs associated with the sale of any Shares that the Participant chooses to sell and the costs associated with the issuance of Certificated Shares upon withdrawal from the Plan or upon the request of the Participant.

18. Dividends.

a. All cash dividends and other cash distributions paid on Shares held in a Participant’s account shall be used to purchase Shares in the open market on the dividend payment date or as promptly thereafter as practicable and such Shares shall be treated as being acquired other than through the portion of the Plan subject to Section 423 of the Code and shall not be taken into account in applying the limitations under Sections 3 or 6. The price per share of Shares purchased pursuant to this Section 18 shall be the weighted average price per share at which the Shares are actually purchased in the open market for the relevant dividend payment date on behalf of all Participants. The Custodian shall purchase as many whole Shares and fractional Shares as may be purchased with the amount of cash dividends and other cash distributions paid on Shares held on each Participant’s account. Notwithstanding the foregoing, the Custodian shall have the right to defer the purchase of Shares during periods of extreme market instability whenever the Custodian determines that such deferred purchase will protect the interests of Participants. All purchases of Shares shall be made in the name of the Custodian or its nominee.

b. All non-cash dividends and other non-cash distributions paid on Shares held in a Participant’s account shall be held by the Custodian for the benefit of such Participant, subject to such rules as may be established by the Committee.

19. Statement of Account. Not less frequently than quarterly, the Custodian shall distribute or cause to be distributed to each Participant a statement of account. The statement shall set forth (i) the total number of Shares purchased under the Plan on behalf of the Participant, (ii) the dates such Shares were allocated to the account of the Participant, (iii) the purchase price of the Shares purchased under the Plan on behalf of the Participant, and (iv) any cash balances in the account.

20. Government Regulations. The obligation of the Company with respect to rights under the Plan shall be subject to all applicable laws, rules, and regulations and such approvals by any governmental agency as may be required, including, without limitation, the effectiveness of any registration statement required under the Securities Act of 1933, as amended, and the rules and regulations of the New York Stock Exchange or any other securities exchange on which the stock may be listed. If any of the terms or provisions of the Plan conflict with the requirements of Section 423 of the Code, other than any such terms or provisions which expressly state that Share purchases are being made other than through the portions of the Plan intended to be subject to Section 423 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Section 423 of the Code. With respect to purchases of Shares under this Plan which are intended to be subject to Section 423 of the Code, if the Plan does not contain any provision required to be included herein under Section 423 of the Code, such provision shall be deemed to be incorporated herein with the same force and effect as if such provision had been set out at length herein.

21. Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Florida.

22. No Right to Employment. Nothing in the Plan shall be construed as giving any Participant the right to be retained as an employee of the Company or any subsidiary, nor will it affect in any way the right of the Company or any subsidiary to terminate any Participant’s employment at any time, with or without cause. In addition, the Company or a subsidiary may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan.

23. Shareholder Approval. The Plan was adopted and approved by the Board of Directors of the Company on June 23, 1998, was approved by the shareholders of the Company on September 24, 1998, and became effective on January 1, 1999. Amendments to the Plan were adopted and approved by the Board of Directors on June 15, 2004 to be effective on January 1, 2005, subject to approval by the shareholders of the Company at the 2004 Annual Meeting of Shareholders. In the event the shareholders shall not approve the amended Plan as aforesaid, the amendments to the Plan shall not be effective and shall be deemed to have been fully rescinded.

24. Termination or Amendment of the Plan. The Committee may terminate or amend the Plan at any time; provided, that without shareholder approval (i) the class of individuals eligible to purchase Shares under the Plan shall not be changed, (ii) the maximum number of Shares available for purchase under Section 3 of the Plan shall not be increased except as permitted under Section 3 hereof, and (iii) the Discounted Purchase Price shall not be less than eighty-five percent (85%) of the mean between the highest and lowest selling prices of a share as quoted on the New York Stock Exchange on either (a) the last day of the Offering Period during which trading in securities generally occurs on the New York Stock Exchange or (b) the first day of the Offering Period during which trading in securities generally occurs on the New York Stock Exchange, whichever is lower. The Plan shall automatically terminate when all

Shares provided for in Section 3 of the Plan have been sold. No termination or amendment of the Plan shall impair the rights of any Participant under the Plan to receive any Shares which have been allocated to his or her account, together with the amount of any payroll deductions, Participant contributions and cash dividends in his or her account which have not been applied to the purchase of Shares.

25. Merger or Consolidation. If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

26. International Participants. The Committee shall have the power and authority to allow any of the Company’s subsidiaries other than designated subsidiaries to adopt and join in the portion of this Plan that is not intended to comply with Section 423 of the Code and to allow employees of such subsidiaries who work or reside outside of the United States an opportunity to acquire Shares in accordance with such special terms and conditions as the Committee may establish from time to time. Without limiting the authority of the Committee, the special terms and conditions which may be established with respect to any foreign country, and which need not be the same for all foreign countries, include but are not limited to the right to participate, procedures for elections to participate, the payment of any interest with respect to amounts received from or credited to accounts held for the benefit of participants, the purchase price of any Shares to be acquired, the length of any Offering Period, the maximum amount of contributions, credits or Shares which may be acquired by any participating employees, and a participating employee’s rights in the event of his or her death, disability, withdrawal from participation in the purchase of Shares hereunder, or termination of employment. Any purchases made pursuant to the provisions of this Section 26 shall not be subject to the requirements of Section 423 of the Code.

EXHIBIT B

EXCERPTS FROM

DARDEN RESTAURANTS, INC.

CORPORATE GOVERNANCE GUIDELINES

5. Independence of Directors. It is a policy of the Company that at least two-thirds of the directors must be independent directors as defined under the rules of the New York Stock Exchange (NYSE). The Board recognizes that Directors who do not meet the NYSE’s independence standards nevertheless make valuable contributions to the Board and to the Company by reason of their experience and wisdom.

Historically, transactions of any kind between the Company and its directors have been infrequent and immaterial, and the Company intends to encourage its outside directors to continue to limit their contacts with the Company. Nevertheless, the Company will in any event comply with the applicable independence standards of the New York Stock Exchange. The Company’s Board must affirmatively determine, by resolution of the Board as a whole, that a director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), and must disclose these determinations in the Company’s annual proxy statement. Independence determinations will be made on an annual basis at the time that the Board approves director nominees for inclusion in the proxy statement or at any time a director joins the Board between annual meetings. The Board will broadly consider all relevant facts and circumstances in determining director independence. In particular, when assessing the materiality of a director’s relationship with the Company, the Board should consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board has established the following guidelines to assist it in making its determinations. In some respects, these guidelines are more stringent than required by the NYSE rules. References to the Company for purposes of these guidelines shall include any parent or subsidiary in a consolidated group with the Company.

a.	A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship, although employment as an interim Chairman or CEO shall not disqualify a director from being considered independent following that employment.

b.	A director who receives, or whose immediate family member receives, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation, provided that compensation received by a director for former service as an interim Chairman or CEO, and compensation received by an immediate family member for service as a non-executive employee of the Company, need not be considered in determining independence under this test;

c.

A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of the Company is not “independent” until three years after the end of the affiliation or the employment or auditing relationship. The term “professional capacity” shall cover those individuals participating in the firm’s audit and assurance and tax compliance (but not tax planning) practices in non-support roles; it does not cover clerical or administrative personnel (whether or not they participate in the audit and assurance or tax compliance practices);

d.	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship;

e.	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single year, exceeds the greater of $500,000, or 1% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold. In applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year;

f.	Where a director is associated as a partner or associate of, or Of Counsel to, a law firm that provides services to the Company, the relationship will not be deemed material if neither the director nor an immediate family member of the director provides such services to the Company and the payments from the Company do not exceed 1% or $500,000, whichever is greater, of the law firm’s revenues in each of the past five years;

g.	The Company encourages contributions by directors and employees to charitable organizations and not-for-profit entities and matches contributions to eligible institutions within certain limits with grants made by the Company (directly or through the Darden Restaurants, Inc. Foundation). Where a Company director is an officer or director of a charitable organization or not-for-profit entity, contributions by the Company to that organization or entity will be deemed material if, within the preceding three years, contributions in any single fiscal year, excluding matching funds from the Company, exceeded 1% or $500,000, whichever is greater, of such charitable organization’s or not-for-profit entity’s publicly available consolidated gross revenues from all sources, including charitable receipts, ticket sales, investment portfolios and other activities. As regards the Company’s independent directors, contributions that exceed such amount shall be disclosed in the Company’s annual proxy statement; and

h.	Members of the Company’s Audit Committee must satisfy the requirements of Rule 10A-3 under the Exchange Act, as amended from time to time, which currently provides that Audit Committee members:

(i) may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any subsidiary thereof provided that compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided that such compensation is not contingent in any way on continued service); and

(ii) must not be an affiliated person of the Company or any Company subsidiary. For this purpose, the term “affiliated person” means one who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company or any of its subsidiaries. A person will not be deemed in control of the Company or any subsidiary for this purpose, however, if the person is not (a) the beneficial owner, directly or indirectly, of more than 10% of any class of equity securities of the Company or such subsidiary; or (b) an executive officer of the Company or such subsidiary.

B-2

As used above, the term “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home.

The Company will not make any personal loans or extensions of credit to directors or executive officers. All directors are required to deal at arm’s length with the Company and its subsidiaries and to disclose circumstances material to the director that might be perceived as a conflict of interest.

B-3

EXHIBIT C

DARDEN RESTAURANTS, INC.

AUDIT COMMITTEE OF THE

BOARD OF DIRECTORS

CHARTER

COMPOSITION AND MEETINGS.

The Audit Committee assists the Board in fulfilling its oversight responsibilities. The Audit Committee shall consist of no less than three members of the Board of Directors, all of whom shall in the judgment of the Board of Directors be independent in accordance with applicable Securities and Exchange Commission (“SEC”) rules, New York Stock Exchange (NYSE) listing standards and the Company’s Corporate Governance Guidelines. Each member of the Audit Committee shall in the judgment of the Board of Directors be financially literate, as such qualification is interpreted by the Company’s Board in its business judgment, have a basic understanding of finance and accounting and be able to read and understand the Company’s fundamental financial statements. At least one member of the Committee shall in the judgment of the Board of Directors be an audit committee financial expert in accordance with the rules and regulations of the SEC, and at least one member (who may also serve as the Audit Committee financial expert) shall in the judgment of the Board of Directors have accounting or related financial management expertise in accordance with the NYSE listing standards. Any director who satisfies the SEC’s “audit committee financial expert” definition will be deemed to satisfy the NYSE’s “accounting or related financial management expertise” requirement, although the opposite may not be true.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Governance Committee. The Board may, upon recommendation by the Nominating and Governance Committee, remove any Audit Committee member at any time, with or without cause.

The Audit Committee shall meet at least five times annually, or more frequently as circumstances dictate. Meetings may be called by the Chairman of the Committee, the Chairman of the Board or Chief Executive Officer, or a majority of the Committee. The Committee shall operate pursuant to the Bylaws of the Company, including Bylaw provisions governing notice of meetings and waivers of notice, the number of Committee members required to take actions at meetings and by written consent, and other related matters. The Committee shall meet privately in executive session periodically with management, and at least quarterly with the Vice President of the Company’s internal auditing department and also with the Company’s independent auditors. The Committee shall maintain minutes of its meetings and report its findings to the Board after each Committee meeting but not later than the next Board meeting.

PURPOSE.

The Audit Committee’s primary purpose is to:

1.	Assist the Board in its oversight responsibilities to shareholders, specifically with respect to: (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, and (d) the performance of the Company’s internal audit function and independent auditors; and

2.	Prepare the audit committee report required by the SEC’s proxy rules to be included in the Company’s annual proxy statement.

Except as otherwise required by applicable laws, regulations or listing standards, all major decisions are considered by the Board of Directors as a whole.

PRIMARY DUTIES AND RESPONSIBILITIES.

The Audit Committee’s primary duties and responsibilities are to:

1.	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance and accounting.

2.	Monitor the independence and performance of the Company’s independent auditors and internal auditing department.

3.	Provide a channel of communication among the Board, the independent auditors, internal auditors, management and other concerned individuals.

4.	As a committee of the Board of Directors, to assist the Board in meeting its fiduciary duties to shareholders and the Company.

The Audit Committee may conduct or authorize investigations into any matters within the Committee’s scope of responsibilities, as defined by this Charter, and shall have direct access to the independent auditors as well as anyone in the Company.

OTHER SPECIFIC RESPONSIBILITIES AND DUTIES.

The specific responsibilities and duties of the Audit Committee are as follows:

Oversight of Financial Reporting Process

1.	In consultation with management, the independent auditors and the internal auditors, review the integrity of the Company’s financial reporting processes and internal controls, including the process for assessing risk of fraudulent financial reporting and detection of major control weaknesses. Review policies with respect to risk assessment and risk management. Review significant financial risk exposures, including off balance sheet financing, if any, and the steps management has taken to monitor and report such exposures. Review with the independent auditor any audit problems or difficulties, or significant findings prepared by the independent auditors, together with management’s responses.

2.	Review the Company’s annual audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing or distribution, and discuss the same with management and the independent auditor. Recommend to the Board whether the audited financial statements should be included in the Annual Report on Form 10-K. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments. The Audit Committee should consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

3.	Review with financial management and the independent auditors the Company’s quarterly and year-end financial results prior to the public release of earnings. The Audit Committee should discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The discussion may be done generally by discussion of the types of information to be disclosed and need not involve discussion of each earnings release or instance in which the Company may provide earnings guidance.

4.	Discuss the quarterly financial statements with management and the independent auditor, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to filing or distribution.

5.	Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

6.	Review analyses prepared by management or the independent auditor identifying significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

7.	Review the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

8.	Review and ratify the charter of the Company’s Disclosure Committee, and review the adequacy of the Company’s Disclosure Controls and Procedures.

Appointment and Oversight of Independent Auditors

1.	Directly appoint, retain, compensate, oversee, evaluate and terminate the Company’s independent auditors. The Audit Committee shall confirm with the independent auditors that the auditors must report directly to the Audit Committee. The Audit Committee may obtain input from management, but is directly responsible for oversight of the independent auditors, including resolution of disagreements between management and the independent auditor. Although not required, the Audit Committee may, at its option, recommend that the Board submit the appointment of the independent auditors to the shareholders of the Company for ratification at the annual meeting in order to obtain the views of the shareholders. If the appointment is not ratified by the shareholders, the Audit Committee will reconsider its selection.

2.	Pre-approve all non-audit services to be performed by the independent auditor and review the Company’s CM-9 policy for the engagement of the independent auditor to provide permitted non-audit services.

3.	At least annually, consider the independence of the independent auditor, including a review of any significant engagements of the independent auditors and all other significant relationships with the auditors that could impair their independence.

4.	Set clear hiring policies for employees or former employees of the independent auditors.

5.	Sole authority to approve all audit engagement fees and terms, as well as all significant non-audit engagements with the independent auditors. Review the amounts of fees paid to the independent auditors for audit and non-audit services.

6.	Review with the independent auditors their audit plan, including the scope of their audit and general audit approach. The Committee may request or recommend supplemental review or other audit procedures as the Committee deems necessary.

7.	Meet periodically, at least quarterly, without management present, with the Company’s independent auditors to discuss the Company’s cooperation with the independent auditors and other matters as deemed appropriate.

8.	Prior to releasing year-end earnings, discuss with the independent auditors the results of the audit and certain other matters required to be communicated to audit committees in accordance with AICPA SAS 61.

9.	At least annually, obtain and review a report by the independent auditor describing: the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and the Company.

10.	After reviewing the foregoing report and the independent auditor’s work throughout the year, evaluate the independent auditor’s qualifications, performance and independence, including the performance of the lead partner of the independent auditor. The Audit Committee shall assure regular rotation of the lead audit partner as required by law, and further consider whether, in order to assure continuing auditor independence, there should be regular rotation of the audit firm itself. The Audit Committee shall present its conclusions with respect to the independent auditor to the full Board.

Oversight of Internal Audit Department

1.	Make certain the Company maintains an internal audit function that provides management and the Audit Committee with ongoing assessments of the Company’s risk management process and system of internal control. Review the budget, plan, organizational structure, staffing and qualifications of the internal audit department.

2.	Review any significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

Other Audit Committee Responsibilities

1.	Establish procedures for the receipt, retention and treatment of complaints received by the Company on accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

2.	Review the scope, coverage and results of employee benefit plan audits with management.

3.	Review the quality and depth of staffing in the Company’s accounting, information services and financial departments, as needed.

4.	Review the expenses of Company directors and the perquisites of executive officers.

5.	Review the independent auditors’ management letters.

6.	Annually prepare a report to shareholders as required by the SEC, covering the findings and recommendations of the Committee, and include the report in the Company’s annual proxy statement.

7.	Carry out any other specific assignment or activity consistent with this Charter, the Company’s By-laws and governing law as the Board of Directors or the Committee deems necessary or appropriate.

8.	Conduct an annual performance evaluation of the Audit Committee.

9.	Review and reassess the adequacy of this Charter at least annually. Recommend any changes to the Charter to the Board of Directors for approval and have the Charter published in accordance with SEC regulations.

FUNDING AND ADDITIONAL RESOURCES

The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Audit Committee may also retain, at the Company’s expense, and without seeking Board or Company approval, outside legal, accounting or other advisors it deems necessary to carry out its duties. The Audit Committee shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to the outside advisors employed by the Audit Committee, and for other ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. The Committee shall keep the Chairman of the Board advised as to the general range of anticipated expenses for outside consultants or ordinary administrative expenses.

Adopted by the Board of Directors: April 12, 1995

Amended and restated: December 14, 1995,

(deemed as of June 1, 1995)

Amended December 16, 1999

Amended March 21, 2002

Amended July 21, 2003

Amended March 25, 2004

Darden Restaurants, Inc.

Notice of Meeting and Proxy For

Annual Meeting of Shareholders

Gaylord Palms Orlando Resort Hotel

6000 W. Osceola Parkway

Kissimmee, Florida 34746

10:00 a.m. Eastern Daylight Savings Time

Wednesday, September 29, 2004

You can submit your proxy by Internet, telephone or mail.

Please use only one of these three voting methods.

BY MAIL		BY TELEPHONE		BY INTERNET

To vote by mail, mark, sign and date your proxy card and return it in the enclosed envelope to: Wachovia Bank, NA Attn: Proxy Tabulation NC-1153 P.O. Box 217950 Charlotte, NC 28254-3555	Or

(Available only until 4:00 p.m.

EDST on September 28, 2004)

To vote by telephone, call toll free

1-888-216-1297 on any touch-tone telephone, have this proxy card in hand, and follow the instructions. You may call 24 hours a day, 7 days a week.

Or

(Available only until 4:00 p.m. EDST on September 28, 2004)

To vote by Internet, access the website at

https://www.proxyvotenow.com/dar,

have this proxy card in hand, and follow the instructions. You may access the site 24 hours a day, 7 days a week.

If you vote by Internet or telephone, please DO NOT mail back this proxy card.

THANK YOU FOR VOTING!

The undersigned hereby appoints Joe R. Lee, Linda J. Dimopoulos and Paula J. Shives, and each of them, as proxies with full power of substitution, to vote all common shares which the undersigned has power to vote at the 2004 Annual Meeting of Shareholders of Darden Restaurants, Inc. to be held at 10:00 a.m. EDST on September 29, 2004, at Kissimmee, Florida, and at any adjournment thereof, in accordance with the instructions set forth herein and with the same effect as though the undersigned were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting.

Date: , 2004

(Shareholder(s) Sign Here)

Please sign exactly as name appears. Joint owners should each sign. Executors, administrators, trustees, custodians, etc. should so indicate when signing. If signer is a corporation, please sign full corporate name by duly authorized officer.

¯  FOLD AND DETACH HERE  ¯

DARDEN RESTAURANTS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” ITEMS 1, 2 AND 3.

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1, 2 AND 3.

1. Election of Directors:	(01) Leonard L. Berry; (02) Odie C. Donald; (03) David H. Hughes; (04) Joe R. Lee; (05) Senator Connie Mack, III; (06) Andrew H. (Drew) Madsen; (07) Clarence Otis, Jr.; (08) Michael D. Rose; (09) Maria A. Sastre; (10) Jack A. Smith; (11) Blaine Sweatt, III; (12) Rita P. Wilson.

❑ FOR all listed nominees	❑ WITHHOLD AUTHORITY to vote for all listed nominees

❑	FOR all listed nominees EXCEPT the following: (Instruction: To withhold authority to vote for any individual nominee(s), write the name of such nominee(s) in the space provided.)

2.    Approval of our amended and restated Employee Stock Purchase Plan.

❑ FOR	❑ AGAINST	❑ ABSTAIN

3.    Ratification of appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending May 29, 2005.

❑ FOR	❑ AGAINST	❑ ABSTAIN

Please indicate whether you will attend the 2004 Annual Meeting of Shareholders in Kissimmee, Florida on September 29, 2004.

❑ I plan to attend the annual meeting.	❑ I do not plan to attend the annual meeting.

If you vote by Internet or telephone, please DO NOT mail back this proxy card.